An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PART II - OFFERING CIRCULAR

Dated June 16 , 2021

PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

Stratus Capital Corp.

8480 East Orchard Road, Suite 1100

Greenwood Village, Colorado 80111

(720) 214-5000

$15,000,000

1,500,000 Series B Preferred 10% Cumulative Dividend Convertible Stock

at $10.00 per Share

Minimum Investment: 2,500 Shares ($25,000)

FORM 1-A: TIER 2

(AMENDMENT NO. 4 )

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A For general information on investing, we encourage you to refer to www.investor.gov.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons

Per share	$ 10.00	(1)	$ 10.00	$ 0
Total (3):	$15,000,000	(1)	$15,000,000	$ 0

The minimum investment amount is 2,500 shares or $25,000. The offering has been made and initially is expected to continue to be made directly to investors on a best-efforts basis. In the future, the shares may be offered through broker-

dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. This offering will terminate on June 16 , 2022, unless extended by us for up to an additional 90 days or terminated sooner by us in our discretion regardless of the amount of capital raised (the “Sales Termination Date”). There is no minimum capital required from this offering and therefore no subscription escrow account will be established for it. The proceeds of this offering may be deposited directly into the Company’s operating account for immediate use by it, with no obligation to refund subscriptions.

___________________________

(1)	The shares are offered on a “best-efforts” basis by our officers, directors and employees. On February 23, 2021, the Company entered into an Engagement Agreement with CIM Securities, LLC, a Colorado Limited Liability Company (“CIM”). We agreed to pay CIM a commission equal to seven percent (7%) in cash on the subscriptions completed, whether through an investor or referrals from CIM’s investors through closing of the Offering. If the Company consummates an Equity Financing, CIM shall receive an extra three percent (3%) non-accountable expense allowance & wholesaling fee that shall only be charged on monies & subscriptions that are brought in from any other FINRA member broker dealer other than CIM. CIM may “re-allow” any portion it negotiates with other FINRA licensed brokers as well, but cash commissions shall not be more than ten percent (10%). The Company agrees to reimburse CIM for all of its out-of-pocket expenses incurred by the Representative(s) or CIM; however, any expense in excess of $100 shall be pre-approved in writing or email by the Company. Such expenses may include attendance at investor shows or conferences, and other expenses that may arise. The Company is expressly expected to reimburse CIM Securities for its background checks on all Officers, Directors and 20% Beneficial Holders which shall not exceed $500 per background check. Placement Agents counsel fees, which shall not exceed $5,000 in total, to review final PPM and provide Legal Services as it would pertain to legal review and due diligence questions that arise in the PPM, Due Diligence Data Room and/or Preliminary Information Materials which shall be approved by the Company and CIM prior to distribution to investors. FINRA filing fees shall be paid by the Company upon notice. Any such costs shall be in writing before hiring Placement Agents Legal Counsel and CIM shall share the fee agreement between our firm and our Legal Counsel. In addition, CIM Securities has warrants to purchase Preferred shares at sale price of $10.00 for a period of three years after offering closes. The Warrants will be able to be exercised cashless and have piggy-back registration rights for common stock upon conversion. The warrants will be for an amount equal to 7% of the shares sold in the Offering and shall be assignable. The common stock conversion rights shall be those as the Series B provides in the Certificate of Designation. We have entered into an Engagement Agreement with CIM Securities, which may act as placement agent for all or part of the securities herein, which includes a services agreement with CIM Securities, LLC, a member of FINRA, to provide subscription and administrative services for the offering. CIM Securities, LLC is not an underwriter and is being paid selling commissions for sales of the securities sold. We intend to also offer the shares through our officers, directors and employees, and possibly through other broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other marketing platforms using CIM Securities as the lead placement agent. Selling commissions may be paid to broker-dealers, if any, who are members of FINRA with respect to sales of shares made by them in participation with CIM Securities. We may also pay incentive compensation to registered broker-dealers in the form of common stock or warrants in us under the Engagement Agreement with CIM Securities. We will indemnify participating broker-dealers and other parties with respect to disclosures made in the Offering Circular.
(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the offering of the shares. See “USE OF PROCEEDS” and “PLAN OF DISTRIBUTION.”
(3)	The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment from a limited number of subscribers. “TERMS OF THE OFFERING.”

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

_____________________________________

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

_____________________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

ii

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

iii

SUMMARY OF RISK FACTORS

The purchase of shares of our Series B Preferred 10% Cumulative Dividend Convertible Stock involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment and should consult with his own legal and financial advisors.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to:

•	Lack of market acceptance of our Company.
•	Inability to finance the Company due to a lack of private capital and cash flow.
•	Delays in obtaining critical components from suppliers.
•	Intense competition, including entry of new competitors.
•	Lack of demand real estate and land development company.
•	Adverse federal, state, and local government regulation.
•	Contraction of the market due to government policy or consumer preference.
•	Unexpected costs and operating deficits.
•	Lower sales and revenue than forecast.
•	Default on leases or other indebtedness.
•	Loss of suppliers and supply.
•	Price increases for capital, supplies and materials.
•	Inadequate capital and financing.
•	Failure to obtain customers, loss of customers and failure to obtain new customers.
•	The risk of litigation and administrative proceedings involving us or our employees.
•	Loss of or inability to obtain government licenses and permits.
•	Adverse publicity and news coverage.
•	Inability to carry out marketing and sales plans.
•	Loss of key executives.
•	Losses from theft that cannot be recovered.
•	Other specific risks that may be alluded to in this Offering Circular or in other reports issued by us or third-party publishers.
•	Our operating history makes it difficult to evaluate our future business prospects and to make decisions based on our historical performance.
•	We may not be successful in implementing important strategic initiatives, which may have a material adverse impact on our business and financial results.
•	Effectively managing our growth into new geographic areas will be challenging.
•	Key employees are essential to growing our business.
•	Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.
•	There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

1

INVESTMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular.

Stratus Capital Corp.

A maximum of $15,000,000

(1,500,000 shares of Series B Preferred 10% Cumulative Dividend Convertible Stock @ $10.00 per share)

OFFERING PERIOD: June 16 , 2021 to June 16 , 2022

The Issuer ………………………...

Stratus Capital Corp., a Delaware corporation, was incorporated in Delaware on April 13, 2018. Our principal executive offices are located at 8480 East Orchard Road, Suite 1100, Greenwood Village, Colorado 80111 and our telephone number is (720) 214-5000. We maintain a website at www.StratusCap.com, which website is not incorporated herein or a part of this filing.

Business…………………………

We intend to be engaged in the real estate and land development business in the United States. We intend to develop a portfolio of development opportunities in various stages along with opportunistic acquisitions and partnerships in our core-markets. See the “Business Overview” herein for more details.

Securities Offered (the “Offering”)…………….

A Maximum of 1,500,000 shares of Series B Preferred 10% Cumulative Dividend Convertible Stock @ $10.00 per share ($15,000,000). Dividends may be paid in cash or in registered common stock at the market price on the date of the dividend accrual. The Company shall pay a Project Participation Dividend to the Series B Preferred Stock record holders (pro rata to the holder’s ownership of the Series B Preferred Stock) in cash computed based upon 3% of the net sales of the real estate projects of the Company, computed annually by March 1 of the following year for the previous year, for so long as the Series B Preferred Stock is outstanding.

The subscribed shares will be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission.

The discussion in this Memorandum for the Offering pertains to the Series B Preferred Stock of the Company, and the Certificate Of Designations, Preferences and Rights of Series B Preferred Stock 10% Cumulative Annual Dividend is incorporated herein by this reference, (which Certificate document is attached hereto as Exhibit 1A-2A(iii), and the terms of the Certificate shall take precedence over any discussions herein contained and shall govern in the event of any conflict with the terms discussed in this document. Investors are advised to review the terms of the Certificate in detail to understand the nature of the investment and its parameters.

Offering Period …………….	The Offering will remain open from date hereof until June 16 , 2022 unless the Company’s Board of Directors authorizes ending this Offering.

2

Registration and Trading Status……………………...

Our common stock is currently quoted on the OTC Pink under the symbol “SRUS.”

The Company's common stock is registered with the Securities and Exchange Commission (“SEC”). www.sec.gov

The Series B Preferred Stock offered hereby is NOT registered under either Securities Act of 1933 or Section 12(g) under the Securities Exchange Act of 1934 and is NOT quoted or traded in any venue.

Stratus Capital Corp. Background……………………	Stratus Capital Corp., a Delaware corporation, was incorporated in Delaware on April 13, 2018, which was a result of a Delaware holding company reorganization from a predecessor corporation, Ashcroft Homes Corporation, formerly a Colorado corporation which was merged into a subsidiary and thereupon divested.

Offering Size …………….	At Stratus’s sole discretion, this Offering can raise up to a maximum of $15,000,000. Stratus Capital Corp. reserves the right to discontinue the offering at any time it, in the sole discretion of management, and/or deem it has raised sufficient funds to implement their business plan (see Use of Proceeds).
Closings……………………

No minimum number of Series B shares need be sold in order for the Company to close on the sale of any of the Series B shares. The Company may close in multiple closings at the discretion of the Company, and proceeds will be immediately available to the Company.

Use of Proceeds………………

The Company intends to use the proceeds of this Offering for those purposes shown on page 8 under “Use of Proceeds”, as well as support of general and administrative expenses and general working capital.

Commissions………

The Company is using Placement Agents, licensed Broker-Dealers, and paying commissions on this Offering up to the amount of $1,500,000 (7% of the amount raised by such Placement Agent plus 3% non-accountable expenses).

Placement Agent…………………	CIM Securities, LLC
Placement Agent Fees………

On February 23, 2021, the Company entered into an Engagement Agreement with CIM Securities, LLC, a Colorado Limited Liability Company (“CIM”). We agreed to pay CIM a commission equal to seven percent (7%) in cash on the subscriptions completed, whether through an investor or referrals from CIM’s investors through closing of the Offering.

If the Company consummates an Equity Financing, CIM shall receive an extra three percent (3%) non-accountable expense allowance & wholesaling fee that shall only be charged on monies & subscriptions that are brought in from any other FINRA member broker dealer other than CIM. CIM may “re-allow” any portion it negotiates with other FINRA licensed brokers as well, but cash commissions shall not be more than ten percent (10%). The Company agrees to reimburse CIM for all of its out-of-pocket expenses incurred by the Representative(s) or CIM; however, any expense in excess of $100 shall be pre-approved in writing or email by the Company. Such expenses may include attendance at investor shows or conferences, and other expenses that may arise. The Company is expressly expected to reimburse CIM Securities for its background checks on all Officers, Directors and 20% Beneficial Holders which shall not exceed $500 per background check. Placement Agents counsel fees, which shall not exceed $5,000 in total, to review final PPM and provide Legal Services as it would pertain to legal review and due diligence questions that arise in the PPM, Due Diligence Data Room and/or Preliminary Information Materials which shall be approved by the Company and CIM prior to distribution to investors. FINRA filing fees shall be paid by the Company upon notice. Any such costs shall be in writing before hiring Placement Agents Legal Counsel and CIM shall share the fee agreement between our firm and our Legal Counsel.

3

In addition, CIM Securities will be issued warrants to purchase Preferred shares at sale price of $10.00 for a period of three years after offering closes. The Warrants will be able to be exercised cashless and have piggy-back registration rights for common stock upon conversion. The warrants will be issued after closing for an amount equal to 7% of the shares sold in the Offering and shall be assignable. The common stock conversion rights shall be those as the Series B provides in the Certificate of Designation. The warrants will also be entitled to piggyback Registration Rights.

Portions of the foregoing compensation will be paid to the Placement Agent’s licensed selling agents, employees and affiliates. Additionally, shares may be purchased or sold by officers, directors, employees and affiliates of the Company which persons will not receive any compensation based on the success of the offering.

Additionally, Shares may be purchased by officers, directors, employees and affiliates of the Company and by other persons who will receive fees or other compensation or gain dependent upon the success of the Offering, including, without limitation, the Company’s Placement Agent, and its selling agents, employees and affiliates.

Investor Suitability………………	The Offering will be made to persons who are both non-accredited and accredited investors (defined under Rule 501(a) of Regulation D promulgated under the Securities Act).
Capitalization of the Company……………………

Common Stock -

As of June 16 , 2021, we had authorized 25,000,000 shares of Common Stock with a par value of $0.0001, of which 21,525,481 common shares are issued and outstanding. The Company intends to amend its Articles of Incorporation in the next 45 days to increase the authorized common shares to 500,000,000.

Series A Preferred Stock -

In 2019, the Company previously authorized (10,000,000) Series A Super Majority Voting Preferred Stock. On December 20, 2020, the Company authorized an amendment to the Certificate of Designation whereby the authorized amount is one million (1,000,000) Series A Super Majority Voting Preferred Stock which has the following features:

The shares of Series A Super Majority Voting Preferred Stock carry super majority voting rights such that they can vote the equivalent of 60% of common stock at all times. The shares of Series A Super Majority Voting Preferred Stock have no dividend rights or liquidation preferences over our common stock. Effective January 17, 2019, we issued 1,000,000 shares of Series A Super Majority Voting Preferred Stock, valued by an independent third-party valuation firm using a market approach at $85,500, to one of our directors and a former officer who was also our principal shareholder (Richard O. Dean), for cash consideration of $10,000 and services rendered of $75,500.On October 28, 2020, Mr. Richard Dean and his wife Reagan Dean entered into a Securities Purchase Agreement with Willamette Group Trust, of which Mr. Pedro Gonzalez is Trustee, and agreed to sell a majority of their shares. Subsequently, the Securities Purchase Agreement has been amended to reflect an effective date of January 10, 2021. As a result, Mr. Gonzalez (current CEO) currently has beneficial ownership of the 1,000,000 shares of Series A Super Majority Voting Preferred Stock.

4

Series B Preferred Stock – On December 15, 2020, the Company designated five million (5,000,000) shares of Preferred Stock as Series B Convertible Preferred Stock. The Series B 10% Cumulative Dividend Convertible Preferred Stock has the following features:

(i) 10% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 18 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 10-day average market closing price (for previous 10 business days) divided into $10.00; (iii) Automatic conversion of the Series B Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series B Preferred shall be on a one for one basis, which shall be post-reverse split as may be necessary for any Exchange listing; (iv) Liquidation Rights - $10.00 per share plus any accrued unpaid dividends – subordinate to Series A Preferred Stock receiving full liquidation under the terms of such series.; (v) The Company shall pay a Project Participation Dividend to the Series B Preferred Stock record holders (pro rata to the holder’s ownership of the Series B Preferred Stock) in cash computed based upon 3% of the net sales of the real estate projects of the Company, computed annually by March 1 of the following year for the previous year, for so long as the Series B Preferred Stock is outstanding; and (vi) The Company has redemption rights for the three years following the Issuance Date to redeem all or part of the principal amount of the Series B Preferred Stock at between 110% and 130%.

Expanded details of material terms can be found on pages 40-46.

If all of the $15,000,000 in Series B Preferred Stock in this offering were subscribed for, the Company would have 1,500,000 Series B Preferred Stock issued.

Stock Option and Award Plan

Effective May 7, 2019, we adopted the 2019 Stratus Capital Corp. Stock Option and Award Incentive Plan (the "Plan"). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 4,000,000 shares of our common stock were reserved for options and other stock awards under the Plan.

Voting Rights………………….	Holders of Series B Preferred Stock shall vote as a single Class on any matter that would alter the rights and privileges of the Series B Preferred Stock and together with the Common Stock on an as-converted basis as computed on the date of the meeting notice (excluding the automatic conversion) on other matters. Our Chief Executive Officer, Mr. Gonzalez, through his ownership of the Series A Preferred Stock which guarantees no less than 60% ownership upon exercise, will continue to hold voting control of the Company after this Offering even assuming the maximum number of shares of this Offering are sold.

5

Anti-Dilution Provisions……	None.

Automatic Conversion…………	The Series B Shares shall automatically convert into shares of Common Stock upon the Company’s consummation of listing on a National Exchange on the basis discussed under “Capitalization.”
Optional Conversion………..

The holder may convert at any time after 18 months from issuance to common stock based upon $10.00 divided by 75% of the 10-day average market closing price to result in number of common shares issued. As of the date of this Offering, given the closing market value for the previous 10 days, 75% of the average market value would be approximately $0.0248 and the issuable common shares upon conversion assuming of all Series B Preferred Shares were outstanding would be approximately 604,838,710 if the full offering were sold. This may have a significant dilutive effect on the existing common shareholders.

Piggyback Registration……

Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public or an S-1 or 1-A Offering Statement for current or new shareholders), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement or Offering Statement to be used may be used for any registration or offering of Registrable Securities (a “Piggyback Registration or Offering”), the Company shall include in such registration (or 1-A Offering Statement) all Registrable Securities. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration or Offering at any time in its sole discretion.

Optional Redemption……

The Company will have the right, at the Company’s option, to redeem all or any portion of the shares of Series B Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full payment as follows:

1.    (130%) The period beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is one year following the Issuance Date.

2.     (120%) The period beginning on the date which is one year and one day following the Issuance Date and ending on the date which is two years following the Issuance Date.

3.     (110%) The period beginning on the date which is two years and one day following the Issuance Date and ending on the date which is three years following the Issuance Date.

4.    (100%) The period beginning on the date that is three years and one day from the Issuance Date and ending ten years following the Issuance Date.

6

Dividends.…….…..

Dividends to be paid to investors are at the discretion of the Company. The Company currently intends to retain all future earnings for the operation and expansion of its business and will not pay dividends on common stock. Any payment of cash dividends on Series B Preferred Stock will depend upon results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by the Board of Directors. Therefore, you should not expect to receive dividend income from shares of the Company’s Series B Preferred Stock.

Financial Statements.…….…..

Unaudited Financial Statements for the three months ended March 31, 2021 and 2020 are attached and begin on page F-1. The Audited Financial Statements of Stratus Capital Corp. for the years ended December 31, 2020 and 2019 are attached hereto and begin on page F-13.

Forward-Looking Statements…	The information associated with this Offering (and oral statements made from time to time by Stratus Capital Corp.’s representatives concerning information contained herein) contains so-called “forward-looking statements.” These statements can be identified by introductory words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects,” “shall,” “intends,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing Stratus Capital Corp.’s planned growth strategy, operating and financial goals, regulatory submissions and approvals and development programs. Many factors may cause actual results to differ from Stratus Capital Corp.’s forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

7

Investment Analysis

Management believes that we have strong economic prospects by virtue of the following dynamics of the industry and us:

  Management believes that the trends for growth in the real estate and land development industry are favorable and is expected to continue to be popular.

2.	Management believes that demand for its products and services will increase in the future.

3.	We intend to offer and develop a portfolio of development opportunities in various stages along with opportunistic acquisitions and partnerships in our core-markets.

There is no assurance that we will be profitable, or that the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors before investing in the shares. Commerce in the real estate and development industry is extremely competitive, inherently speculative and highly regulated. See “RISK FACTORS.”

The Offering

Series B Preferred 10% Cumulative Dividend Convertible Stock offered by us	1,500,000 shares

Common Stock outstanding as of March 31, 2021	21,525,481 shares

Common Stock to be outstanding after the offering (1)	21,525,481 shares

 ____________

(1)	There are no common shares being sold in this offering.

USE OF PROCEEDS

The maximum gross proceeds from the sale of the shares of our Series B Preferred 10% Cumulative Dividend Convertible Stock are $15,000,000. The proceeds from the total offering are expected to be approximately $15,000,000, including offering costs of approximately $75,000 for payment of offering costs including printing, mailing, legal and accounting costs, filing fees, (excluding potential selling commissions), and expense reimbursements that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management. The estimated use of the net proceeds of this offering is as follows, assuming 100%, 75%, 50% and 25% of this offering is subscribed, as illustrated in the following table for different levels of total capital from this offering:

Summarized Estimated Use of Net Proceeds

	100%	75%	50%	25%
Real estate (1)	$10,500,000	$7,875,000	$5,300,000	$2,625,000
Debt payoff	300,000	225,000	150,000	125,000
Acquisitions of land	1,200,000	875,000	600,000	200,000
General & Administrative	600,000	500,000	350,000	250,000
Working capital	825,000	600,000	300,000	150,000
Commissions and non-accountable expenses	1,500,000	1,125,000	750,000	375,000
Placement costs	75,000	50,000	50,000	25,000
Total Offering Proceeds	$15,000,000	$11,250,000	$7,500,000	$3,750,000

(1)	Acquisition costs and development for projects (including infrastructure).

We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business. See “BUSINESS” and “RISK FACTORS.”

8

BUSINESS

GENERAL

The following is a summary of some of the information contained in this document. Unless the context requires otherwise, references in this document to “our Company,” “us,” “we,” “our,” “Stratus,” or the “Company” are to Stratus Capital Corp.

DESCRIPTION OF BUSINESS

Stratus Capital Corp., a Delaware corporation, was incorporated in Delaware on April 13, 2018, which was a result of a Delaware holding company reorganization from a predecessor corporation, Ashcroft Homes Corporation, formerly a Colorado corporation which was merged into a subsidiary and thereupon divested. Our principal executive offices are located at 8480 East Orchard Road, Suite 1100, Greenwood Village, Colorado 80111 and the telephone number is (720) 214-5000. We maintain a website at www.StratusCap.com, which website is not incorporated herein or a part of this filing.

Reports to Security Holders

We are subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2019, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

-	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

-	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

9

We have already taken advantage of these reduced reporting burdens in this Form 10-K, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to irrevocably opt in to the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

CURRENT BUSINESS

We intend to be engaged in the real estate and land development business in the United States. We intend to develop a portfolio of development opportunities in various stages along with opportunistic acquisitions and partnerships in our core-markets. We operate solely under Stratus Capital Corp. We have historical presence and management experience in the mid-west and south-east regions. We plan to organize our business into the following operating segments:

  Early Stage Land Development
  In-fill Development of Single-Family Attached and Multi-Family Product Commercial and Industrial
  Opportunistic Joint-Ventures, Partnerships, and Lending

Organizational Structure

Stratus Capital Corporation
Organizational Structure

LAND DEVELOPMENT	COMMERCIAL, RESIDENTIAL & MIXED-USE DEVELOPMENT	JOINT-VENTURES, PARTNERSHIPS AND LENDING

ENTITLEMENT	SINGLE & MULTI FAMILY PRODUCT	INFILL JOINT-VENTURES

ASSET REPOSITIONING	SENIOR HOUSING	STRATEGIC PARTNERSHIPS

DEVELOPMENT	CONSTRUCTION SERVICES	STRATEGIC LENDING

Current Projects

We may add or delete real estate projects or substitute projects in the event that the economics, timing or financing of one or more of the projects, proves to be infeasible under the circumstances. Management will have sole discretion in making those judgments.

Our procedure for contracting for projects:

The identified projects are sought and generated by Peter Gonzalez, our CEO, through his experience and network within in each market. He generally takes an option or purchase contract personally or through an entity he controls, for a period of time during which he performs due diligence on the market, zoning, potential costs, the market absorption projections, local subcontractors and any environmentally issues. If the Company is able to achieve funding sufficient to buy and build any project or projects, Mr. Gonzalez will assign the option or contract positions to the Company, in full, and at no additional consideration or markup so there is no additional cost to the Company. The Company, as it exists with its current funding, is unable to participate in any project until funding under this Offering has been achieved. At this time, there are no pending contracts or agreements in the Company due to the uncertainty of funding.

10

Accordingly, there are no contracts for real estate or development under which the Company is obligated in any way to participate or incur any costs, at this time. Mr. Gonzalez has committed, under our conflicts policy, to first offer all projects that meet the consideration criteria, to the Company on the terms that can be negotiated with the sellers and with no markups, and no additional consideration to Mr. Gonzalez.

Project Criteria:

The Company cannot predict or project any profits on any project as it has no history of development. Our project consideration criteria involve three primary elements:

1. Market projections during construction and product marketing period for the project locale.

2. Targeted yield of 24+% on cash cost-there is no assurance that this can be attained-it is a project qualification criteria.

3. Timely availability of financing for the project costs-equity, bank funding, or a combination, in many instances.

Of course, there are many other subordinate considerations such as zoning, utilities, product selection and design, environmental, marketing strategies, that are somewhat variable to individual projects, and cannot be uniformly predicted, or estimated.

We are seeking funding through a Regulation A offering currently filed with the SEC on Form 1-A through CIM Securities. The offering is not yet qualified under Regulation A.

Summary of current development projects under consideration:

Wood Dove Avenue Townhomes, Washington Park Townhomes, Magnolia Park Condos, Grande Oaks Preserve Condos, Miller Street Station Townhomes and Perry Park Townhomes. All projects are located in the Gulf Coast of Florida and Denver, CO markets which are experiencing continuing expansion in employment, residential and commercial development, population growth and resulting housing demand.

11

Wood Dove Avenue Townhomes and Washington Park Townhomes are under contract to our CEO, Mr. Gonzalez, but not closed. All other projects listed are closed by our Mr. Gonzalez but are not assigned to the Company until funding is available.

The proposed contract closing dates are:

(1) Wood Dove Avenue Townhomes – July 30, 2021 – Purchase Price $350,000 cash

(2) Washington Park Townhomes – August 30, 2021 – Purchase Price $800,000 cash

(3) Magnolia Park Condos – Already Closed – Acquisition price $300,000 cash

(4) Grand Oaks Preserve Condos – July 31, 2021 – Acquisition price $2,200,000 cash

(5) Miller Street Station Townhomes – September 30, 2021 – Acquisition price $1,250,000 cash

(6) Perry Park Townhomes – June 30, 2021 – Acquisition price $1,600,000 cash

All projects are for a cash purchase price which includes the costs of the land and any planning engineering architectural or development expenditures to the date of closing. All other projects are owned by Mr. Gonzalez and have no required closing date.

PROJECT 1: (WOOD DOVE AVENUE TOWNHOMES)

Wood Dove is located in Tarpon Springs, Florida, a 2-acre lot located adjacent to the Forest Ridge residential development North of downtown Tarpon Springs at 100 Wood Dove Avenue, Tarpon Springs, FL 34689.

This project is a total of 16 townhomes. The site plan is approved and construction documents are in planning stages. The townhome product will be a modified version of a re-use plan the management has used previously. Subject to financing, construction can begin in the 4th quarter of 2021 with an estimated 24-month project delivery and sales timeline.

Project costs are $350,000 for land and estimated $3,750,000 for construction and soft costs. Our target sales price for the units range from $220-$240psf.

12

PROJECT #2 (WASHINGTON PARK TOWNHOMES)

Washington Park is located in Oldsmar, Florida, a 2-acre lot located within residential development in between downtown Oldsmar and the Veterans Park and Mobbly Bay at 412 Washington Avenue, Oldsmar FL 34677.

This project is a total of 13 townhomes. The site plan is approved and construction documents are in planning stages. The townhome product will be a modified version existing plans within the partially completed community. Subject to financing, construction can begin in the 3rd quarter of 2021 with an estimated 24-month project delivery and sales timeline.

Project costs are $800,000 for land and estimated $3,700,000 for construction and soft costs. Our target sales price for the units range from $225-$245psf.

PROJECT #3 (MAGNOLIA PARK CONDOS)

Magnolia Park is located in Venice, Florida, a fully developed lot located within the existing development of Magnolia Park Condominiums West of downtown Venice at 300 Gardens Edge Drive, Venice, FL 34285.

This project is a 12 unit condo building and the last of 3 buildings we are completing within the development. The site plan is approved and construction documents are in planning stages. Subject to financing, construction can begin in the 4th quarter of 2021 with an estimated 12-month project delivery and sales timeline.

Project costs are $300,000 for land and estimated $2,600,000 for construction and soft costs. Our target sales price for the units range from $220-$240psf.

13

PROJECT #4 (GRANDE OAKS PRESERVE CONDOS)

Grande Oaks Preserve is located in Sarasota, Florida, a 2-acre multi-family site in the University Town Center area of Sarasota, an active development and commercial submarket area East of downtown Sarasota and West of I-75 located at 5130 Desoto Road, Sarasota, FL 34235.

This project is a total of 48 condos built within two 24-unit buildings within the existing development of Grande Oaks Preserve, a 20-acre low-density site with excellent access to UTC, Downtown Sarasota, Siesta Key and I-75. Site plan approval is in process after which construction documents will be finalized for building permit approval of two identical buildings. Subject to financing construction can begin in the 4th quarter of 2021 with an estimated 12-month project delivery with disposition from deliver date and continuing for 9 months thereafter.

Project costs are $2,200,000 for land and estimated $8,400,000 for construction and soft costs. Our target sales price for the units range from $230-$240psf.

Management believes that the project will be sold with a combination of pre-construction, product delivery and final sales continuing for 9 months thereafter.

PROJECT #5 (MILLER STREET STATION TOWNHOMES)

Miller Street Station Townhomes is located in Lakewood Colorado, a 1-acre lot located on West Colfax Avenue within the Oak Street Station light rail TOD overlay and designated Opportunity Zone redevelopment area West Colfax Avenue located at 1445 Miller Street, Lakewood CO 80215.

This project is a total of 18 townhomes built within two 9-unit buildings. The site plan is approved and construction documents are being finalized for building permit approval. Subject to financing, construction can begin in the 3rd quarter of 2021 with an estimated 12-month project delivery with disposition from deliver date and continuing for 6 months thereafter.

Project costs are $1,250,000 for land and estimated $5,300,000 for construction and soft costs. Our target sales price for the units range from $300-$325psf. Management believes that the project will be sold with a combination of pre-construction, product delivery and final sales continuing for 6 months thereafter.

14

PROJECT #6 (PERRY PARK TOWNHOMES)

Retreat at Perry Park is located in Larkspur, Colorado.

This project is a total of 20 townhome condos built within 10 buildings within the existing development of The Retreat at Perry Park, a low-density site within the highly desirable South Denver and Douglas County submarket. Site plan approval is complete and construction documents are submitted for permitting on initial lots. Subject to financing, construction can begin in the 2nd quarter of 2021 with an estimated 10-month project delivery with disposition from deliver date and continuing for 6 months thereafter.

Project costs are $1,600,000 for land and estimated $9,600,000 for construction and soft costs. Our target sales price for the units range from $330-350psf.

Business Strategy

Our long-term strategy:

•       Pursuing opportunities within our core markets;

•       Developing high-quality relationships with our asset partners;

•       Maintaining a cost-efficient culture; and

•       Appropriately balancing risk and opportunity.

We are committed to improving the communities we work within and enhancing the lifestyle of our neighborhoods. Delivering on this involves thoughtful planning to accommodate the needs of our various customers, homeowners and the surrounding community. We engage unaffiliated civil and architectural firms to develop and augment existing plans in order to ensure that our developments reflect current market updates to complement our surrounding communities.

We intend to acquire our assets in core locations where we can target maximizing long-term shareholder value and operate our business to capitalize on market appreciation and mitigate risks from economic downturns as we recognize the cyclical nature of the national real estate market. We intend to regularly assess our capital allocation strategy to drive shareholder return. We also take advantage of joint venture opportunities, partnerships and lending opportunities as they arise in order to secure asset allocations to share risk and maximize returns.

We intend to execute this strategy by:

•       Increasing our existing land supply through expanding market presence;

•       Combining land acquisition and development expertise with development operations;

•       Maintaining an efficient capital structure;

15

•       Selectively investing in joint-ventures, partnerships and lending opportunities; and

•       Employing and retaining a highly experienced management team with a strong operating track record.

Land and Development Strategies

Community development includes the acquisition and development of communities, which may include obtaining significant planning and entitlement approvals and completing construction of off-site and on-site utilities and infrastructure. We intend to generally operate as small community developers, but in some communities, we operate solely as merchant builders, in which case, we acquire fully planned and entitled lots and may construct on-site improvements or in-fill opportunities.

In order to maximize our expected risk-adjusted return, the allocation of capital for land investment is performed in the discretion of our management (2 persons) at the corporate level with a disciplined approach to overall portfolio management. Macro and micro indices, including but not limited to employment, housing starts, new home sales, re-sales and foreclosures, along with market related shifts in competition, land availability and consumer preferences, are carefully analyzed to determine our land and homebuilding strategy. Our long-term plan is compared on an ongoing basis to current conditions in the marketplace as they evolve and is adjusted to the extent necessary.

Community Integration

We intend to complement each community or neighborhood and governing municipality we interact with, beginning with an overall community master plan and then determining the specific asset opportunity to maximize returns for our shareholders and the stakeholders of the area. After necessary governmental and other approvals have been obtained, we intend to improve the assets as planned.

The life cycle of an asset generally ranges from two to five years, commencing with the acquisition or investment in the asset and continuing through the development phase, concluding with the sale, construction or delivery of product types. The actual life cycle will vary based on the asset type, the development cycle and the general market conditions.

Sources and Availability of Raw Materials

When we commence our business plan of development, based on local market practices, we either directly, or indirectly through our subcontractors, intend to purchase drywall, cement, steel, lumber, insulation and the other building materials necessary to construct the various residential product asset classes we develop. While these materials are generally widely available from a variety of sources, from time to time we may experience material shortages on a localized basis which can substantially increase the price for such materials and our construction process can be slowed. We have multiple sources for the materials we intend to purchase, which will decrease the likelihood that we would experience significant delays due to unavailability of necessary materials.

Trades and Labor

Our construction, land and purchasing teams will coordinate subcontracting services and supervise all aspects of construction work and quality control. We intend to act as a general contractor for residential projects.

Subcontractors perform construction and land development scopes of work, generally under fixed-price contracts. The availability of labor, specifically as it relates to qualified tradespeople, at reasonable prices can be challenging in some markets as the supply chain responds to uneven industry growth and other economic factors that affect the number of people in the workforce.

Procurement and Construction

We plan to have a comprehensive procurement program that leverages our size and regional presence to achieve efficiencies and cost savings. Our procurement objective is to maximize cost and process efficiencies to ensure consistent utilization of established contractual arrangements.

16

Sales and Marketing

Our marketing program will be built out utilizing a balanced approach of corporate support and local expertise to attract potential lot buyers or homebuyers in a focused, efficient and cost-effective manner. Our sales and marketing teams will provide a generalized marketing framework across our regional operations. We hope to maintain product and price level differentiation through market and customer research to meet the need of our homebuilders and homebuyers.

The central element of our marketing platform is our web presence at www.StratusCap.com. The main purpose of this website is to connect with potential customers.

Competition

The land development and homebuilding business is highly competitive and fragmented. We compete with numerous national and local competitors of varying sizes, most of which have greater sales and financial resources than us. We compete primarily on the basis of location, lot availability, product design, quality, service, price and reputation.

In order to maximize our sales volumes, profitability and product strategy, we strive to understand our competition and their pricing, product and sales volume strategies and results. Competition among residential land developers and homebuilders of all sizes is based on a number of interrelated factors, including location, lot sizes, reputation, amenities, floor plans, design, quality and price.

Seasonality

We expect to experience variability in our results on a quarterly basis therefore our results may fluctuate significantly on a quarterly basis, and we must maintain sufficient liquidity to meet short-term operating requirements. Factors expected to contribute to these fluctuations include, but are not limited to:

•       the timing of the introduction and start of construction of new projects;

•       the timing of sales;

•       the timing of closings of homes, lots and parcels;

•       the timing of receipt of regulatory approvals for development and construction;

•       the condition of the real estate market and general economic conditions in the areas in which we operate;

•       Joint-venture, partnerships and loan and investment opportunities;

•       construction timetables;

•       the cost and availability of materials and labor; and

•       weather conditions in the markets in which we develop and build.

Regulation, Environmental, Health and Safety Matters

Regulatory

We are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction and similar matters, including local regulations that impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular property or locality. In a number of our markets, there has been an increase in state and local legislation requiring the dedication of land as open space. In addition, we are subject to various licensing, registration and filing requirements in connection with the construction, advertisement and sale of homes in our communities. The impact of these laws has been to increase our overall costs and may delay the opening of communities or cause us to conclude that development of particular communities would not be economically feasible, even if any or all necessary governmental approvals are obtained. We also may be subject to periodic delays or may be precluded entirely from developing communities due to building moratoriums in one or more of the areas in which we operate, including development of

17

building lots for clients. Generally, such moratoriums relate to insufficient water, power, drainage or sewage facilities or inadequate road capacity.

In order to secure certain approvals in some areas, we may be required to provide affordable housing at below market sales prices of residential product or price certain percentage of building lots to meet these requirements. In addition, local and state governments have broad discretion regarding the imposition of development fees for projects under their jurisdictions, as well as requiring concessions or that the developer or builder construct certain improvements to public places such as parks and streets or fund schools. The impact of these requirements on us depends on how the various state and local governments in the areas in which we engage, or intend to engage, in development implement their programs. To date, these restrictions have not had a material impact on us.

We are subject to various state and federal statutes, rules and regulations, including those that relate to licensing, lending operations and other areas of mortgage origination and financing. The impact of those statutes, rules and regulations can increase our homebuyers’ cost of financing, increase our cost of doing business, as well as restrict our homebuyers’ access to some types of loans. Certain requirements provided for by the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act") have not yet been finalized or fully implemented. The effect of such provisions on our financial services business will depend on the rules that are ultimately enacted. The title and settlement services provided by Inspired Title are subject to various regulations, including regulation by state banking and insurance regulators.

In order for our homebuyers to finance their home purchases with FHA-insured, Veterans Administration-guaranteed or U.S. Department of Agriculture-guaranteed mortgages, we are required to build such homes in accordance with the regulatory requirements of those agencies.

Some states have statutory disclosure requirements or other pre-approval requirements or limitations governing the marketing and sale of new homes. These requirements vary widely from state to state.

Some states require us to be registered as a licensed contractor, a licensed real estate broker and in some markets our sales agents are additionally required to be registered as licensed real estate agents.

Environmental

We also are subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of public health and the environment (collectively, “environmental laws”). For example, environmental laws may affect: how we manage storm water runoff, wastewater discharges, and dust; how we develop or operate on properties on or affecting resources such as wetlands, endangered species, cultural resources, or areas subject to preservation laws; and how we address contamination. The particular environmental laws that apply to any given community vary greatly according to the location and environmental condition of the site and the present and former uses of the site. Complying with these environmental laws may result in delays, may cause us to incur substantial compliance and other costs, and/or may prohibit or severely restrict development in certain environmentally sensitive regions or areas. Noncompliance with environmental laws could result in fines and penalties, obligations to remediate, permit revocation, and other sanctions; and contamination or other environmental conditions at or in the vicinity of our developments could result in claims against us for personal injury, property damage, or other losses.

As part of the land acquisition due diligence process, we intend to utilize environmental assessments to identify environmental conditions that may exist on potential acquisition properties.

We intend to manage compliance with environmental laws at the division level with assistance from the local consultants.

Health and Safety

We are committed to maintaining high standards in health and safety at all of our sites. Key areas of focus are on site conditions meeting exacting health and safety standards, and on subcontractor performance throughout our operating areas meeting or exceeding expectations.

Intellectual Property

We own certain logos and trademarks that are important to our overall branding and sales strategy. Our consumer logos are designed to draw on our recognized homebuilding heritage while emphasizing a customer-centric focus.

18

Employees, Subcontractors and Consultants

As of June 16 , 2021, we employ no persons except our officers serve on a part-time basis. Of these, all are engaged in land development, administration and construction operations, senior management facilitate joint-ventures, partnerships or loan investments. As of this date we were not subject to collective bargaining agreements. We consider our employee relations to be good.

We will act as a general contractor at times, or as project manager engaging local general contractors with all construction operations. We will use independent consultants and contractors for land planning, civil engineering, architectural, advertising and legal services.

Revenue

We did not record any revenue during the year ended December 31, 2020 or from January 1, 2021 through the date of this filing.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Factors Effecting Future Performance

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below.

Description of Properties/Assets

Real Estate - None

Oil and Gas Properties - None

Patents - None

Trademarks – None

Plan of Operations

Our plan of operations is to raise debt and/or equity to meet our ongoing operating expenses with opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will successfully complete this series of transactions. In particular, there is no assurance that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

19

Our intended general and administrative budget for the next twelve months is as follows:

	Q2	Q3	Q4	Q1	Total
	2021	2021	2021	2022

Accounting	$8,500	$4,500	$4,500	$4,500	$22,000
Legal	8,500	2,250	8,500	2,250	21,500
Other fees	3,498	3,498	3,498	3,498	13,992
Insurance	6,000	6,000	6,000	6,000	24,000
Travel	4,500	4,500	4,500	4,500	18,000
Office expenses	3,600	3,600	3,600	3,600	14,400
Miscellaneous	450	450	450	450	1,800
Salaries	0	19,500	34,500	57,000	111,000
Equity Compensation	5,096	5,096	5,096	5,096	20,384

Total operating costs	$40,144	$49,394	$70,644	$86,894	$247,076

At this time, we have minimal cash on hand and no committed resources of debt or equity to fund these losses and will rely, potentially, on advances from our principal shareholder or our directors and officers. There can be no guarantee that we will be able to obtain sufficient funding from these sources.

The Company may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company will need substantial additional capital to support its budget. We have not recognized revenues from our planned operational activities.

We have minimal current cash reserves as of this date.  Our CEO, Pedro Gonzalez, intends to advance capital as loans as necessary to maintain the Company operations. We intend to offer a private placement of shares to investors in order to achieve at least $100,000 in funding in the next year. We intend to commence this offering in early June of 2021. If we are unable to generate enough revenue, to cover our operational costs, we will need to seek additional sources of funds. Currently, we have no committed source for any funds as of the date hereof. No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2020, includes a “going concern” explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules for a small business issuer under the Securities Exchange Act of 1934. We are subject to disclosure filing requirements including filing Form 10K annually and Form 10Q quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, (“SEC”), at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

20

RISK FACTORS

The purchase of shares of our Series B Preferred 10% Cumulative Dividend Convertible Stock involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment and should consult with his own legal and financial advisors.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, unrecoverable losses from theft, intense competition for customers, supplies, and government grants, including entry of new competitors, adverse federal, state, and local government regulation, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, the failure of business acquisitions to be successful or profitable, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Offering Circular or in other reports issued us or third party publishers.

RISKS RELATED TO STRATUS CAPITAL CORP. BUSINESS

We have incurred significant losses and anticipate future losses.

As of March 31, 2021, we had an accumulated deficit of $356,149 and a total stockholders’ deficit of $363,075. During the year ended December 31, 2020 we incurred losses of $134,185, resulting in an accumulated deficit of $319,062 and a stockholders’ deficit of $325,988.

Future losses are likely to occur as, until we have opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the year ended December 31, 2020, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Our existing financial resources are insufficient to meet our ongoing operating expenses,

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

We may be negatively affected by adverse general economic conditions.

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

21

Our directors may have conflicts of interest which may not be resolved favorably to us.

Certain conflicts of interest may exist between our directors and us. Our Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us.

We may depend upon outside advisors who may not be available on reasonable terms and as needed.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

We may not be able to meet the filing and internal control reporting requirements imposed by the SEC which may result in a decline in the price of our common shares and an inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

Reporting requirements under the exchange act and compliance with the Sarbanes-Oxley act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

22

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

We have a material weakness in our controls and procedures.

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of December 31, 2020 for the reasons discussed below:

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2020:

•         The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise to meet our financial reporting requirements.

•         Material Weakness – Inadequate segregation of duties.

The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

•	Hiring of additional personnel to adequately segregate financial reporting duties.

•	The retention of outside consultants to review our controls and procedures.
23

If we pursue our objectives of expanding our operations through acquisitions, we may be unable to successfully manage those acquisitions.

In connection with our potential acquisitions and new market expansion, we may face risks commonly encountered with growth through acquisitions and expansions. These risks include the incurrence of higher than anticipated capital expenditures and operating expenses, the adverse impact on our ongoing business resulting from greater attention of management to the acquired businesses or new market operations and difficulties encountered in integrating the operations and personnel of the acquired business. There can be no assurance that we will be successful in overcoming these risks or any other problems encountered with acquisitions or expansions. To the extent the Company does not successfully avoid or overcome the risks or problems related to its acquisitions or expansions, the Company's results of operations and financial condition could be adversely affected.

To the extent that the Company expands into new markets or through acquisition, it will need to employ or consult with personnel that are knowledgeable in such markets. In addition, the success of any particular acquisition may be significantly dependent on retaining key members of the acquired company's existing management. There can be no assurance that the Company will be able to employ or retain the necessary personnel, that the Company will be able to successfully implement its management process and culture with local management or that the Company's expansion efforts will be successful.

We are dependent on the efforts of our management team to continue our operations.

The Company's future success depends on the continued services of its executive and senior officers, especially our CEO and President, Pedro C. Gonzalez. The loss of the services of one or more key personnel could have a material adverse effect upon the Company's operations. The Company's success also depends on its ability to attract and retain qualified personnel. There can be no assurances that the Company will be successful in attracting and retaining such personnel.

Continuing water shortages in Colorado has caused several municipalities in the Denver area to curb the number of water taps available for future development or fluctuate pricing dramatically.

The State of Colorado, where the Company is centered has experienced a shortage of water from its traditional sources, rain and snowmelt for the last few years. While precipitation in recent years have improved, there is no assurance that the future will continue that pattern and that existing resources will be sufficient. As a result, several municipalities have adopted measures to moderate development in an effort to save water. Almost all government jurisdictions have adopted rules restricting outdoor watering, including some restrictions on installing new lawns and other forms of landscaping. These and other possible restrictions may affect consumers’ desire to acquire new homes and may adversely affect the Company’s operations in the future by limiting the number of homes it is able to build and sell or a continuing cost in utility services.

RISKS RELATING TO OUR COMMON STOCK (IF THE SERIES B

PREFERRED IS CONVERTED TO COMMON STOCK)

Our common stock will in all likelihood be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares, after any conversion from Preferred Stock.

The shares of our common stock may be thinly-traded on the OTC Market, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

24

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our common stock or other securities.

We are a “penny stock” company. Our common stock currently trades on the OTC PINK under the symbol “SRUS” and will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

That absent arbitration agreements related to brokerage accounts, specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

25

We will pay no dividends in the foreseeable future on common stock.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. The Series B Preferred Stock will be paid 10% per annum on a cumulative basis, in cash or in registered common stock

Rule 144 sales of stock in the future may have a depressive effect on our stock price.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, common shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any new potential investors will suffer a disproportionate risk and there will be immediate dilution of existing investor’s investments.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing hereto will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

We can issue future series of shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

Sales of common stock resulting from issuances of common stock for conversions by our convertible noteholders or Rule 144 sales in the future will have a depressive effect on our common stock price.

Most of our convertible noteholders have rights to convert their notes at significant discounts to the market prices as shown in the schedule below, for sale under the requirements of Rule 144 or other applicable exemptions from registration under the Act and perhaps under registration statements which the company is preparing to file in the next thirty days. Rule 144 provides in essence that a person who has held restricted securities for six months, or is deemed to have held them due to the issuance by the Company of convertible notes under certain conditions, may sell those shares in brokerage transactions. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders underlying the convertible notes, will have a depressive effect upon the price of the common stock in the market, since they are issued at a discount to market-often 50-60% of the lowest bid for differing periods, and sales can be expected at some discounted prices, with larger than normal volumes. We have also issued warrants that allow for the purchase of shares at significant discounts to the market prices, often 50% of the ten day low bids, or other highly discounted rates, which would allow the holders of those warrants to sell shares into the market at a profit over their discounted price, which could have the effect of depressing the price of the shares in the market.

26

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and Member approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our securities that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

The JOBS Act allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies.

Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We can give no assurance of success or profitability to our investors.

Cash flows generated from operating activities were not enough to support all working capital requirements for the years ended December 31, 2020 and 2019. We incurred $(134,185) and $(227,342), respectively, in losses, and we used $(63,102) and $(74,976), respectively, in cash for operations for the years ended December 31, 2020 and 2019. Cash flows from financing activities were $62,897 and $75,220 for the same periods. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons

27

unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

Our Stock prices in the Market may be volatile.

The value of our Common stock following this offering may be highly volatile and could be subject to fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•       quarterly variations in our results of operations or those of our competitors;

•       announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•       disruption to our operations or those of other sources critical to our network operations;

•       the emergence of new competitors or new technologies;

•       our ability to develop and market new and enhanced products on a timely basis;

•       seasonal or other variations in our subscriber base;

•       commencement of, or our involvement in, litigation;

•       availability of additional spectrum;

•       dilutive issuances of our stock or the stock of our subsidiaries, or the incurrence of additional debt;

•       changes in our board or management;

•       adoption of new or different accounting standards;

•       changes in governmental regulations or in the status of our regulatory approvals;

•       changes in earnings estimates or recommendations by securities analysts; and

•       general economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for shares of real estate companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. We expect the value of our common stock will be subject to such fluctuations.

RISKS RELATING TO THIS OFFERING AND OWNERSHIP

OF THE COMPANY’S SERIES B PREFERRED STOCK

Investment in this Series B Preferred Stock bears a risk due to its subordinate nature to the Series A Preferred Shares, in the event of liquidation, or certain other events.

The Series B Preferred Shares are subordinate to the Rights and Privileges of the Series A Preferred stock of the Company, which provide that they are prior in rank as to certain liquidation rights, and voting rights, as described on page 42 hereof.  Effectively this means that Series B may not receive $10.00 per share if the liquidation preferences of the prior series use up the available proceeds upon liquidation of the assets of the Company, and after payment of the debts of the Company.

Further, the Series A holds supermajority voting rights (currently held by our CEO, Pedro C. Gonzalez) can control the Company, and has a limited liquidation privilege of an amount per share equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company, to the Holders of the Series A Preferred Stock on the books and records of the Company divided by the number of shares of Series A Preferred Stock outstanding (1,000,000 shares).  Series B have a liquidation preference of $10.00 per share, and a right to convert to common stock after eighteen months at 75% of the ten-day average market closing price divided into $10.00 and equal voting rights with the common stock, such that the Series B votes on an as converted to common basis. No Series B Preferred Shares have been sold at date hereof.

Effectively, this means that Series B Preferred Shares would be subordinate up to the amounts of debt personally guaranteed by Pedro Gonzalez, our CEO and director, in liquidation preferences and could not have any effective voting voice in a common shareholder's meeting, and conversion rights substantially less than the Series A of Preferred Shares, all of which constitute risks to the Series B Preferred Stock investors.

There is a limited public market for common shares of the Company.

Our common stock is currently quoted on the OTC PINK under the symbol “SRUS.” Because we are quoted on the OTC PINK, our securities may be less liquid, receive less coverage by security analysts and news media, and generate

28

lower prices than might otherwise be obtained if they were listed on a national securities exchange.

No public market for our Series B securities.

There is currently no public market for our Series B securities, which are convertible to common stock. We are a public company, quoted on the OTC PINK, but there can be no assurance that a liquid market for our common stock will be established, or if established, sustained for sufficient time for the Series B shareholders to convert and achieve liquidity upon conversion to common stock. Fluctuation in market price of our common stock may occur due to many factors, including:

• General market conditions and other factors related to the economy or otherwise, including factors unrelated to our operating performance or the operating performance of our competitors. These conditions might include people’s expectations, favorable or unfavorable, as to the likely growth of our industry sector;

• The introduction of new products or product enhancements by us or our competitors;

• Disputes or other developments with respect to intellectual property rights or other potential legal actions;

• Sales of large blocks of our common stock, including sales by our executive officers and directors;

• The acquisition or divestiture of businesses, products, assets or technology;

• Litigation, including intellectual property litigation; and

• Changes in earnings estimates or recommendations by us or by securities analysts.

In addition, securities of companies with smaller capitalization have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include global economic developments and market perceptions of the attractiveness of certain industries. There can be no assurance that continuing fluctuations in price will not occur.

Investors are at risk that no automatic conversion of the Series B Preferred Stock may ever happen which would be triggered by an Exchange listing.

The Series B Preferred Stock provides for two types of conversions to common stock, one a voluntary conversion at the election of the holder, which could occur in increments over time, and a second that would occur automatically in the event of an exchange listing approval, and the registration of the underlying common shares to be issued in the conversion, of all shares of the Series B to common stock, in bulk, and without any further consent of the holder.  Our Company may never be able to achieve the exchange listing approval, on any exchange, and therefore there will be no conversion to common under the automatic conversion terms of the Series B Preferred Stock, and the investors will not have any benefit of exchange listing for the common stock, as it cannot be assured. In addition, the common stock to which the Series B Preferred Stock converts will be required to be registered in order for it to trade upon the occurrence of any exchange listing, which may not be achieved for many reasons.

Investors are at risk of loss of their investment due to the unsecured nature of the Series B Preferred Stock.

The Series B Preferred Stock is an equity instrument and is not a loan for which any collateral is pledged, so the investors will be entirely reliant upon the success of our Company and its management to carry out operations in a profitable manner, which is not assured.  Investors cannot rely upon any security interest in the assets of the Company for coverage of their investment.

Investors in Series B Preferred Stock are at risk in that Series B is subordinate in liquidation to Series A Preferred stock.

Series A Preferred stock have superior liquidation rights in event of liquidation of the Company. Series A has a $1,000,000 liquidation payout, for instance. If liquidation results in less than $11 million (net after debt) Series B may not receive sufficient proceeds upon liquidation of assets of the Company to pay its liquidation right due to prior Series liquidation rights.

Investors are at risk in that if they elect to convert their Series B Preferred Stock to common stock, it may be that there is no effective registration statement for the underlying common stock.

In order for investors to receive registered common stock under the conversion rights, our Company must file and make effective a registration statement for the common stock underlying the conversion rights of the Series B Preferred Stock.  The Company has granted a “piggy back” registration right for the common shares underlying the conversion rights in the Designation of Rights and Privileges for the Series B Preferred Stock, and the Company must remain in

29

full compliance with all of its reporting obligations under the rules and regulations promulgated by the Securities Exchange Commission, and make effective a Registration Statement for the common shares underlying the conversion rights in the event of optional conversion.

Because this Offering will be conducted on a "best efforts" basis and there is no minimum requirement of Series B Shares to be sold in order to close, there can be no assurance that we can raise the money we need.

The Series B Shares in this Offering are being offered for sale on a "best efforts" and there is no minimum offering amount of Series B Shares that need to be subscribed for before we close or before the Offering expires. Once placed, purchases are irrevocable by the subscribers. There is no specific minimum number or amount of Series B Shares that we must sell to receive and use the net proceeds from this Offering, and we cannot assure you that all or any portion of the Series B Shares in this Offering will be sold. In the event we do not raise sufficient proceeds from this Offering to adequately fund our operations, we could curtail our forward-looking performance plans, or we could wrap up operations and pay back our debt. In that case, the liquidity and value of your Series B Shares will be adversely affected and you could lose some or all of your investment in the Series B Shares. The Series B Shares are restricted and are illiquid. The Series B Shares sold in this Offering have not been registered under the Securities Act or under any state securities laws. The Company is under no obligation to register any of the securities in this Offering. Any subsequent sales of the Series B Shares by investors in this Offering may only be permissible if there is an effective registration statement or an exemption from the applicable federal and state registration provisions is available at the time of the proposed sale. The Company cannot guarantee to any investor that such an exemption will be available. Consequently, owners of the Series B Shares may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

We have arbitrarily set the offering price of the Series B Shares.

The price of the Series B Shares offered has been arbitrarily established by the Company’s management, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

The shares are “restricted securities” and will be subject to substantial restrictions on their sale or transfer.

The Company does not intend to register the shares of Series B Preferred Stock offered hereby with the SEC in the near future but may register common shares underlying the conversion rights of the Series B Preferred Stock. Unless the Company successfully registers the shares under the 1933 Act or applicable state securities laws, the shares will be “restricted securities” under the 1933 Act. This means that Investors must purchase and hold them for investment purposes only, and that the shares are subject to substantial limitations on resale or other transfer. As a result, Investors must bear the economic risk of an investment in the shares for an indefinite period of time.

The Company has broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

The Company intends to use the net proceeds from this offering as shown in the “Use of Proceeds” at page 8, and to satisfy working capital needs. The Company has not, however, determined the exact allocation of these net proceeds among the various uses described in this document. The expected use of net proceeds from this offering represents the Company’s current intentions based upon its present plans and business conditions; however, there may be circumstances where a reallocation of funds is necessary. The amount and timing of the Company’s actual expenditures depend on numerous contingencies, including regulatory or competitive developments, and strategic opportunities. For example, in the event the Company identifies opportunities that the Company believes are in the best interest of its shareholders, the Company may use a portion of the net proceeds from this offering to reinforce or broaden its services offering line, which may occur through the strategic acquisition of or investment in, complementary business, technologies, services, or products. The Company’s management will have broad discretion over the use and investment of these net proceeds, and, accordingly, you will have to rely upon the judgment of the Company’s management with respect to the use of these net proceeds, with only limited information concerning management's specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether the Company uses the net proceeds from this offering appropriately.

30

The Company can issue shares of preferred stock without shareholder approval, which could adversely affect the rights of Series B Preferred shareholders.

The Company’s Articles of Incorporation permit its Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from the Company’s shareholders. The rights of holders of Series B Preferred Stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future subject to limitations contained in the Series B Preferred Stock Designation of Rights and Privileges. In addition, the Company could issue preferred stock to prevent a change in control of the Company, potentially depriving Series B Preferred shareholders of an opportunity to sell their stock at a price in excess of their investment price.

The Company does not intend to declare dividends on its common stock although Series B Preferred is entitled to an 10% per annum dividend.

The Company currently intends to retain all future earnings for the operation and expansion of its business and will not pay dividends on common stock. Any payment of cash dividends on Series B Preferred Stock will depend upon results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by the Board of Directors. Therefore, you should not expect to receive dividend income from shares of the Company’s Series B Preferred Stock.

Risks of our Exclusive Jurisdiction clause in the Subscription Agreement.

An investor is at additional risk under the terms of the subscription agreement because it names a specific venue where investors can bring claims against the company, its officers and/or directors--in this case the U.S. District Court in Denver, Colorado. The risks associated with the exclusive forum provision adopted may include, among other risks, increased costs to bring a claim, and discouraging claims or limiting an investors’ ability to bring a claim in a judicial forum that they find favorable.  Section 22 of the Securities Act of 1933 created concurrent jurisdiction for federal and state courts. Since our exclusive forum provision does not provide for concurrent jurisdiction for claims under the Securities Act, it is uncertain whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

DIVIDEND POLICY

Common Stock

We have not declared or paid any cash dividends and do not intend to pay cash dividends in the near future on our shares of common stock. Cash dividends, if any, that may be paid in the future to holders of common stock will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition, our earnings, our need for funds, whether any preferred stock is outstanding, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

Series B Convertible Preferred Stock

i.       Cash. The Series B Preferred Stock shall bear dividends, at ten percent (10%) annually, cumulative, based upon a purchase price of $10.00 per share, computed as (.10 x $10.00 = $1.00 per share dividend per annum), payable in cash, on or about December 31 of each year, from the date of issue. Payment in cash shall be made on or before January 31 following, at the discretion of the Board.

ii.       Preferred Stock Project Participation. The Company shall pay a Project Participation Dividend to the Series B Preferred Stock record holders (pro rata to the holder’s ownership of the Series B Preferred Stock) in cash computed based upon 3% of the net sales of the real estate projects of the Company, computed annually by March 1 of the following year for the previous year, for so long as the Series B Preferred Stock is outstanding. In the event that the Series B Preferred Stock is redeemed or converted during a calendar year, the dividend above shall be pro-rated for the year up to redemption date or conversion date and paid in following year by March 1.

31

CAPITALIZATION

The following table sets forth as of December 31, 2020 and March 31, 2021 (i) our capitalization and (ii) our capitalization as adjusted to reflect the sale of 1,500,000 Series B Preferred Convertible shares at a purchase price of $10.00 per share in this offering, and the application of the estimated proceeds from this offering as described under “USE OF PROCEEDS.”

	December 31, 2020	March 31, 2021	Net Proceeds		March 31, 2021 As adjusted
Preferred Stock	$100	$100	$150		$250
Common Stock	$2,153	$2,153	0		$2,153
Subscriptions Payable	$0	$0	0		$0
Additional Paid in Capital	$(9,179)	$(9,179)	14,999,850		$14,990,671
Accumulated Deficit	$(319,062)	$(356,149)	(1,575,000	)(1)	$(1,931,149)
	$(325,988)	$(363,075)

 ___________

(1) Costs of Offering

DILUTION

As of March 31, 2021, the net tangible book value of Stratus Capital Corp. was ($363,075) or approximately ($0.01) per share of common stock.  See “CAPITALIZATION.”  Net tangible book value per share consists of stockholders’ equity (deficit) adjusted for right of use assets, intangible assets, goodwill and other assets, divided by the total number of shares of common stock outstanding.  Without giving effect to any changes in such net tangible book value after March 31, 2021 and assuming all of the Series of the Preferred stock is one for one with the common and the full $15,000,000 offering is achieved – net of expenses and commissions, the pro forma net tangible book value at March 31, 2021 would be approximately $0.015 per share.  Thus, as of March 31, 2021, the net tangible book value per share of common stock owned by our current stockholders would have increased by approximately $0.025 without any additional investment on their part and the purchasers of the shares will incur an immediate dilution of approximately ($9.99) per share from the offering price.  In addition, CIM Securities has warrants to purchase Preferred shares at sale price of $10.00 for a period of three years after offering closes. The Warrants will be able to be exercised cashless and have piggy-back registration rights for common stock upon conversion. The warrants will be for an amount equal to 7% of the shares sold in the Offering and shall be assignable. The common stock conversion rights shall be those as the Series B provides in the Certificate of Designation. “Dilution” means the difference between the private placement price and the net tangible book value per share after giving effect this offering.  The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering.

Price per Series B Preferred Convertible Share (1)	$10.00
Net Tangible Book Value per Share before Offering of Series B Preferred Convertible Shares	$(0.01)
Increase in Net Tangible Book Value Per Share from Offering of Series B Preferred Convertible Shares	$2.32
Net Tangible Book Value Per Share after Offering of Series B Preferred Convertible Shares	$0.015
Dilution of Net Tangible Book Value per Share of Series B Preferred Convertible Share from Offering	$9.99

_________________

(1) Does not include deduction of estimated offering expenses.

32

MANAGEMENT

Executive Officers and Directors of Stratus Capital Corp.

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name	Age	Position	Term
Pedro C. Gonzalez (1)	46	Chief Executive Officer, President, Chief Financial Officer, Secretary, Chairman of the Board and Director	Annual
Richard O. Dean (1)	63	Director	Annual

(1)	On October 25, 2020, Mr. Richard Dean resigned as Chief Executive Officer, President and Chairman of the Board, effective immediately. He remains a Director and will continue serving in that position. Concurrently, the Board of Directors of the Company appointed Mr. Pedro C. Gonzalez as the Company's Chief Executive Officer, President and Chairman of the Board. Mr. Gonzalez currently serves as the Company's Chief Financial Officer and Secretary and will continue serving in those positions.

Our officers are elected by the board of directors at the first meeting after each annual meeting of our stockholders and hold office until their successors are duly elected and qualified under our bylaws.

The directors named above will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BIOGRAPHICAL INFORMATION

Pedro C. Gonzalez

Mr. Gonzalez was Director, Secretary and Chief Financial Officer of Ashcroft Homes Corp., predecessor, 2003 to 2019, and became Director, Secretary and Chief Financial Officer of Stratus Capital Corporation upon the formation of a holding company in a holding company reorganization in Delaware. On October 25, 2020, the Board of Directors of the Company appointed Mr. Gonzalez as the Company's Chief Executive Officer, President and Chairman of the Board concurrent with Mr. Dean’s resignation. Mr. Gonzalez currently serves as the Company's Chief Financial Officer and Secretary and will continue serving in those positions.

Mr. Gonzalez’s responsibilities include operations oversight, compliance, reporting and key metric management for our business operations.  Prior to joining the Company Mr. Gonzalez has held management positions with private equity, public institutional REIT’s, homebuilding and asset management organizations since 2002.  Mr. Gonzalez’s focus on portfolio growth, management and disposition on a national basis to provide operational stability and financial growth for our shareholders and stakeholders. Mr. Gonzalez has been the General Partner for Allegiance Group, LP since 2008 to current, Allegiance Group is an opportunity fund with focus in real estate and lending.

Richard O. Dean

Mr. Dean was Chairman and CEO of Ashcroft Homes Corp., predecessor, for 20 years until 2019. Mr. Dean became CEO and founder of Stratus Capital Corporation upon the reorganization of Ashcroft into a holding company. On October 25, 2020, Mr. Dean resigned as Chief Executive Officer, President and Chairman of the Board. He remains a Director and will continue serving in that position.

Mr. Dean has been an active real estate developer and member of the Denver Metro community over the last 40 years. Mr. Dean has held various senior management capacities in the land, commercial, multifamily and homebuilding industries. Mr. Dean has built greater than 2,000 single family units, entitled over 20 subdivisions resulting in 10,000 lots and has managed significant commercial and multi-family development.

33

There are no family relationships amongst officers and directors.

Executive Compensation

The following table sets forth the compensation paid to our officers for the years ended December 31, 2019 and 2020.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS (1)	OPTIONS AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	NON-QUALIFIED DEFERRED COMPENS- ATION ($)	ALL OTHER COMP	TOTAL
Pedro C. Gonzalez, Chief Executive Officer, President, Chief Financial Officer, Secretary (2)	2019	$36,000	$0	$0	$0	$0	$0	$0	$36,000
	2020	$36,000	$0	$0	$0	$0	$0	$0	$36,000

Richard O. Dean (3) Former Chief Executive Officer and President	2019	$36,000	$0	$75,500	$0	$0	$0	$0	$111,500
	2020	$27,000	$0	$0	$0	$0	$0	$0	$27,000

John L. Page, Executive Vice-President (4)	2020	$0	$0	$0	0	$0	$0	$0	$0

(1) In 2019, 1,000,000 shares of Series A Preferred stock were awarded to Richard O. Dean for $75,500 in services rendered and for $10,000 in cash.
(2) Mr. Gonzalez was appointed Chief Executive Officer, President and Chairman of the Board on October 25, 2020.
(3) On October 25, 2020, Mr. Dean resigned as CEO, President and Chairman but remains a Director.
(4) Appointed Executive Vice-President on December 1, 2020 but separated in Spring 2021.

34

Employment Agreements

Executive Officer, Pedro C. Gonzalez, CEO, President, COO, and CFO, has an employment agreement, annually renewable and receives a base salary of $36,000 annually and is entitled to receive a minimal annual increase of 6.5%.

Option/Warrant Grants in the Last Fiscal Year

Effective May 7, 2019, our Stock Option and Award Plan (the "Stock Incentive Plan") was approved by our Board of Directors. Under the Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to us or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase or exercise price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 4 million shares of our common stock are subject to the Stock Incentive Plan and maybe either a qualified or non-qualified stock option. The shares issued for the Stock Incentive Plan may be either treasury or authorized and unissued shares. As of December 31, 2020, we have granted no stock options to purchase any shares of our common stock under the Plan.

Outstanding Equity Awards At Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by our appointed executive officers for the fiscal year ended December 31, 2020 (the "Named Executive Officers"):

	Option Awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Pedro C. Gonzalez, CEO, President, CFO, COO, VP and Chairman (1)	—	—	—	—	—	—	—	—	—

Richard O. Dean, Former CEO and President (2)	—	—	—	—	—	—	—	—	—

John L. Page, Executive Vice-President (3)	—	—	—	—	—	—	—	—	—

(1) Mr. Gonzalez was appointed Chief Executive Officer, President and Chairman of the Board on October 25, 2020.
(2) On October 25, 2020, Mr. Dean resigned as CEO, President and Chairman but remains a Director.
(3) Mr. Page was appointed Executive Vice President on December 1, 2020 but separated in Spring 2021.

35

Board of Directors

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The term of office for each Director is one (1) year, or until his/her successor is elected at our annual meeting and qualified. The term of office for each of our Officers is at the pleasure of the Board of Directors.

The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm's length.

Board of Directors Compensation

At this time, our Directors do not receive cash compensation for serving as members of our Board of Directors.

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives’ Compensation Table" for the years ended December 31, 2019 and 2020:

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Pedro C. Gonzalez	2019	0	0	0	0	0	0	$0
	2020	0	0	0	0	0	0	$0

Richard O. Dean	2019	0	0	0	0	0	0	$0
	2020	0	0	0	0	0	0	$0

Director Independence

Our board of directors undertook our annual review of the independence of the directors and considered whether any director had a material relationship with us or our management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the board of directors affirmatively determined that none of our directors are “independent” as such term is used under the rules and regulations of the Securities and Exchange Commission.

Limitation of Liability and Indemnification of Officers and Directors

We are a Delaware corporation. The Delaware General Corporation Laws (DGCL) provides that the articles of incorporation of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Our articles of incorporation contain a provision eliminating the personal liability of directors to our company’ or our stockholders for monetary damages to the fullest extent provided by the DGCL.

The DGCL provides that a Delaware corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

36

The DGCL provides that a Delaware corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. Our articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The DGCL, unless otherwise provided in the articles of incorporation, a Delaware corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by our bylaws, general or specific action of our board of directors or stockholders, or contract. Our articles of incorporation provide for indemnification of our directors, officers, employees, fiduciaries and agents to the full extent permitted by Delaware law.

Our articles of incorporation also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our company or who is or was serving at our request as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our securities as of June 16 , 2021 and as adjusted to reflect the sale of shares of our Series B Preferred 10% Cumulative Dividend Convertible Stock offered by this Offering Circular, by:

•	each of our directors and the named executive officers;
•	all of our directors and executive officers as a group; and
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 21,525,481 common stock outstanding as of June 16 , 2021.

37

Title of Class	Name and Address of Beneficial Owners[1]	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding[7]
Common	Pedro C. Gonzalez[2,3]	11,007,130	51.1%
Common	Willamette Group Trust[4]	8,110,146	37.7%
Common	Richard O. Dean, Director[2]	1,000,000	4.6%
Common	Casablanca Homes[5]	1,200,000	4.8%
Common	All officers and directors as a group (2 persons)[3]	12,007,130	55.7%

Series A Preferred	Willamette Group Trust[4,6]	1,000,000	100%

Series A Preferred	All officers and directors as a group (1 person)[4,6]	1,000,000	100%

_______________________________________

(1)	8480 East Orchard Road, Suite 1100, Greenwood Village, Colorado 80111.

(2)	Officer or director of the Company.

(3)	Includes 8,110,146 Willamette Group Trust shares.

(4)	Beneficially owned by Pedro C. Gonzalez as Trustee of Willamette Group Trust, an officer and director of our Company.

(5)	Beneficially owned by John Chen, deceased.

(6)	Mr. Gonzalez, as Trustee of Willamette Group Trust, holds 1,000,000 Series A Preferred shares. The record Holders of the Series A Preferred Super Majority Voting Stock shall have the right to vote on any matter with holders of Common Stock and may vote as required on any action, which Delaware law provides may or must be approved by vote or consent of the holders of the specific series of voting preferred shares and the holders of common shares. The Record Holders of the Series A Preferred Shares shall have that number of votes equal to that number of common shares which is not less than 60% of the vote required to approve any action, which Delaware law provides may or must be approved by vote or consent of the holders of other series of voting preferred shares and the holders of common shares or the holders of other securities entitled to vote, if any.

(7)	Based on 21,525,481 common shares outstanding on June 16 , 2021.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that we believe have a reasonable likelihood of being “in the money” within the next sixty days.

38

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, stockholders or any members of the immediate family of any of the foregoing had or are to have a direct or indirect material interest, in this fiscal year.

Securities Purchase Agreement – Changes in Control of Registrant

On October 28, 2020, Mr. Richard Dean and his wife Reagan Dean entered into a Securities Purchase Agreement with Willamette Group Trust, of which Mr. Pedro Gonzalez is Trustee, and agreed to sell a majority of their shares (5,971,330 and 2,017,271 common shares owned by Richard Dean and Reagan Dean, respectively, and 675,000 and 325,000 preferred shares owned by Richard Dean and Reagan Dean, respectively) to Willamette Group Trust. Pursuant to the agreement, Mr. Dean will retain 1,000,000 common shares of Stratus Capital Corp. (the “Company”). Additionally, Mr. Gonzalez agreed to personally guarantee the existing promissory note between the Deans and the Company, with an anticipated repayment date of March 31, 2021.

As a result of the transaction, Mr. Dean holds 1,000,000 shares of common stock (4.65%) and zero shares of preferred stock; Willamette Group Trust holds 8,110,146 shares of common stock (37.68%) and 1,000,000 shares of preferred stock (100%); Mr. Gonzalez holds 2,836,984 shares of common stock (13.18%) and zero shares of preferred stock (0%) and beneficially owns 10,947,130 shares of common stock (50.86%) and 1,000,000 shares of preferred stock (100%) with the Willamette Group Trust holdings included. Willamette Group Trust acquired the shares for $75,000 in cash, due January 15, 2021 and $75,000 in an 8% secured promissory note due March 31, 2021, with the securities pledged as collateral. As additional consideration, Mr. Gonzalez agreed to personally guarantee the existing promissory note between the Deans and the Company, with an anticipated repayment date of March 31, 2021.

On October 25, 2020, Mr. Richard Dean resigned as Chief Executive Officer, President and Chairman of the Board, effective immediately. He remains a Director and will continue serving in that position. Concurrently, the Board of Directors of the Company appointed Mr. Pedro C. Gonzalez as the Company's Chief Executive Officer, President and Chairman of the Board. Mr. Gonzalez currently serves as the Company's Chief Financial Officer and Secretary and will continue serving in those positions.

Amendment to Securities Purchase Agreement dated October 28, 2020

Subsequently, we entered into an Amendment Agreement to the Securities Purchase Agreement (“Amendment Agreement”) discussed above with Willamette Group Trust (Pedro Gonzalez as Trustee) and Richard Dean and Reagan Dean to amend the effective date of the Securities Purchase Agreement to January 10, 2021. In addition, the Amendment Agreement revised the anticipated repayment date of the existing promissory notes to reflect June 30, 2021. No other changes or terms of the Securities Purchase Agreement were made. The Amendment Agreement is attached hereto as Exhibit 6.7.

Promissory Notes

During the three months ended March 31, 2021, a partnership controlled by one of our directors, who was a former officer of the Company and the former principal shareholder, advanced to us $18,268 (2020 - $13,822) by way of a promissory note to finance our working capital requirements.

Effective October 28, 2020, Mr. Gonzalez entered into a personal guarantee for this loan which became due on March 31, 2020 and was subsequently amended to mature June 30, 2021.

The promissory note bears interest at 8% per annum and as of March 31, 2020 and December 31, 2020 interest of $15,988 and $12,630, respectively, was accrued with respect to this loan.

As at March 31, 2021 and December 31, 2020, the balance outstanding under the promissory note was $177,142 and $158,874 respectively.

During the three months ended March 31, 2021, a trust controlled by one of our directors, our current officer and principal shareholder advances to us $8,200 by way of a promissory note to finance our working capital requirements.

The promissory note bears interest at 8% per annum and is unsecured and dues on demand.

As of March 31, 2020 interest of $73 was accrued with respect to this loan.

As at March 31, 2021 the balance outstanding under this promissory note was $8,200.

39

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

We are authorized to issue 25,000,000 shares of our Common Stock, $0.0001 par value (the "Common Stock"). A total of twenty-one million, five hundred twenty-five thousand, four hundred eighty-one (21,525,481) common shares are issued and outstanding as of June 16 , 2021. The Company intends to amend its Articles of Incorporation in the next 45 days from date hereof to increase the authorized common shares to 500,000,000.

Common Shares

Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

Description of Preferred Stock –

We are authorized to issue 10,000,000 shares of Preferred Stock with $0.0001 par value (the "Preferred Stock") with such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

Series A Super Majority Voting Preferred Stock

In 2019, the Company previously authorized (10,000,000) Series A Super Majority Voting Preferred Stock, with a par value of $0.0001. On December 20, 2020, the Company authorized an amendment to the Certificate of Designation whereby the authorized amount is one million (1,000,000) Series A Preferred Stock

The shares of Series A Preferred Stock carry super majority voting rights such that they can vote the equivalent of 60% of common stock at all times. The shares of Series A Preferred Stock have no dividend rights or liquidation preferences over our common stock and are subordinated to liquidation rights of the Series B Preferred Stock.

1,000,000 shares of Series A Super Majority Voting Preferred Stock are issued and outstanding. Effective January 17, 2019, we issued 1,000,000 shares of Series A Super Majority Voting Preferred Stock, valued by an independent third-party valuation firm using a market approach at $85,500, to one of our directors and former officer (Richard O. Dean) who was our principal shareholder, for cash consideration of $10,000 and services rendered of $75,500. On October 28, 2020, Mr. Richard Dean and his wife Reagan Dean entered into a Securities Purchase Agreement with Willamette Group Trust, of which Mr. Pedro Gonzalez is Trustee, and agreed to sell a majority of their shares. Subsequently, the Securities Purchase Agreement has been amended to reflect an effective date of January 10, 2021. As a result, Mr. Gonzalez (current CEO) has beneficial ownership of 1,000,000 shares of Series A Super Majority Voting Preferred Stock.

Series B Preferred 10% Cumulative Dividend Convertible Stock

On December 15, 2020, the Company designated 5,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock, with a par value of $0.0001.

There are 0 shares of Series B Convertible Preferred Stock outstanding as of June 16 , 2021. The Series B Preferred Stock has a liquidation preference superior to any Senior Securities, as defined and currently the Series A Preferred Stock has subordinated any liquidation rights to the Series B Preferred Stock, and of an amount equal to $10.00 per share. The conversion price for the Series B Preferred Stock shall be 75% of the ten (10) day average market closing price of common stock, for the previous ten business days, divided into $10.00. ($10.00 / by average market closing price previous ten trading days x 75%) = number of common shares

40

Material Terms of the Series B Preferred Stock include the following:

DIVIDENDS

A.       Cash. The Series B Preferred Stock shall bear dividends, at ten percent (10%) annually, cumulative, based upon a purchase price of $10.00 per share, computed as (.10 x $10.00 = $1.00 per share dividend per annum), payable in cash, on or about December 31 of each year, from the date of issue. Payment in cash shall be made on or before January 31 following, at the discretion of the Board.

B.       Preferred Stock Project Participation. The Company shall pay a Project Participation Dividend to the Series B Preferred Stock record holders (pro rata to the holder’s ownership of the Series B Preferred Stock) in cash computed based upon 3% of the net sales of the real estate projects of the Company, computed annually by March 1 of the following year for the previous year, for so long as the Series B Preferred Stock is outstanding. In the event that the Series B Preferred Stock is redeemed or converted during a calendar year, the dividend above shall be pro-rated for the year up to redemption date or conversion date and paid in following year by March 1.

LIQUIDATION RIGHTS

A.                 Distribution of Remaining Assets. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment of the prior Preferred Stock Liquidation Preferences, the remaining proceeds from assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of the Company's Series B Preferred up to $10.00 per share, “the Series B Liquidation Amount,” pro rata based on the number of shares held by each such holder.

In the event of an Exchange listing on an “Approved Stock Exchange” as hereafter defined, for the common stock of the Company and the automatic conversion thereby the Series B shall be deemed fully converted and redeemed by conversion.

B.                  Deemed Liquidation Events.

i. Definition. Each of the following events shall be considered a "Deemed Liquidation Event", unless the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting together as a single class, elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such event:

a)                   a merger or consolidation in which

1)	the Company is a constituent party, or

2)	a subsidiary of the Company is a constituent party, and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

b)                  the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company, of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or

c)                   any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities

41

within the meaning of Rule 13d-5(b)(l) of the Exchange Act, becomes after the date hereof the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act (provided that a person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of fifty percent (50%) or more of voting stock of the Company; or

d)                  any voluntary or involuntary liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

A.                 General Rights. Except as otherwise provided herein or in the Company’s bylaws, the Series B Preferred Stock shall vote together with the Common Stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company except for actions amending the certificate of incorporation of the Company to increase the number of authorized shares of the Common Stock. Each holder of shares of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of the Common Stock into which such shares of the Series B Preferred Stock are then convertible pursuant Article VI hereof, at the date of the meeting notice.

B.                  Separate Vote of the Series B Preferred Stock. For so long as any the shares of the Series B Preferred Stock remain outstanding, in addition to any other vote or consent required by the Company's Certificate of Incorporation or bylaws, the vote or written consent of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock, voting or consenting together as a separate class, shall be necessary for authorizing, effecting or validating the following actions:

i                      amending, waiving, altering or repealing any provisions of the Certificate of Incorporation or bylaws of the Company if such action would materially adversely alter the rights, preferences or privileges provided for the benefit of the Series B Preferred Stock (it being understood that the creation of a new class of Preferred Stock on parity with or senior to the Series B Preferred Stock would not be deemed to materially adversely alter the rights, preferences or privileges provided for the benefit of the Series B Preferred Stock);

ii                    increasing the authorized number of shares of Series B Preferred Stock;

iii                  reclassifying, altering or amending any existing security of the Company that is junior to or pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends, if such reclassification, alteration or amendment would render such other security on parity with (if previously junior to) or senior to the Series B Preferred Stock; or

iv)        entering into an agreement to do any of the foregoing.

C.                  Election of Board of Directors. The number of directors that constitute the whole Board shall be fixed by the Board in the manner provided in the Company's bylaws but, at all times from the date that the shares of the Series B Preferred Stock are initially issued (the "Original Issue Date"), shall consist of no less than three (3) and no more than ten (10) directors, elected as follows:

i                      The holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board (the "Series B Director") at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; for the avoidance of doubt, at no time shall there be more than one Series B Director serving on the Board.

D.                 Amendment of this Certificate of Designations. This Certificate of Designations may be amended, restated or otherwise altered by the vote or written consent of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock along with the vote or written consent of a majority of the members of the Board. The holders of Common Stock shall not be entitled to vote on or consent to any such amendment or restatement.

42

CONVERSION RIGHTS

At any time on or after issuance, the holders of the Series B Preferred Stock shall have the following rights with respect to conversion into shares of Common Stock (the "Conversion Rights"):

A.                 Optional Conversion. At any time on or after eighteen months after date hereof, each share of the Series B Preferred Stock may, at the option of the holder thereof, be converted by the holder thereof, in increments, at any time into fully-paid and nonassessable shares of the Common Stock. The number of shares of the Common Stock to which a holder of the Series B Preferred Stock shall be entitled upon conversion shall be as set forth in the Preferred Conversion Rate, defined below, then in effect for the number of shares of the Series B Preferred Stock being converted.

B.                  Conversion Rate. The conversion rate in effect at any time for conversion of the Series B Preferred Stock (the "Preferred Conversion Rate") shall be the quotient obtained by dividing the ($10.00) by the Preferred Stock Conversion Price, defined below, calculated as provided in Article VI Subsection C below.

C.                  Conversion Price. The conversion price for the Series B Preferred Stock (the "Preferred Stock Conversion Price") shall be 75% of the ten (10) day average market closing price of common stock, for the previous ten business days, divided into $10.00. The Preferred Stock Conversion Price shall be adjusted from time to time in accordance with this Article VI. All references to the Preferred Stock Conversion Price herein shall mean the Preferred Stock Conversion Price as adjusted.

D.                 Mechanics of Conversion. Each holder of the Series B Preferred Stock who desires to convert the same into shares of the Common Stock pursuant to this Article VI shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or any transfer agent for the Series B Preferred Stock and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of the Series B Preferred Stock being converted. Thereupon, the Company shall promptly (but in no event more than five (5) business days after delivery of the notice required by the first sentence of this Article VI Subsection D) issue and deliver at such office to such holder a certificate or certificates for the number of shares of the Common Stock to which such holder is entitled (fractional shares due to the holder of the Series B Preferred Stock will be rounded to the next highest whole number) and shall promptly pay any declared and unpaid dividends on the shares of such Series B Preferred Stock being converted, if any. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of the Series B Preferred Stock to be converted, and the person entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of the Common Stock on such date.

E.                  Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the Original Issue Date, the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series B Preferred Stock, the Preferred Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date, the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series B Preferred Stock, the Preferred Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Article VI Subsection E shall become effective at the close of business on the date the subdivision or combination becomes effective.

F.                   Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time on or after the Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Deemed Liquidation Event or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article VI), in any such event, each holder of the Series B Preferred Stock shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of the Common Stock into which such shares of the Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other stock, securities or property by the terms thereof.

G.                 Reorganizations, Mergers or Consolidations. If at any time or from time to time on or after the Original Issue Date, there is a capital reorganization of the Common Stock or a merger or consolidation of the Company with or into another corporation or another entity or person (other than a Deemed Liquidation Event or a recapitalization,

43

subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Article VI, as a part of such capital reorganization, merger or consolidation, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of the Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger or consolidation, subject to adjustment in respect of such stock, securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article VI Subsection H with respect to the rights of the holders of the Series B Preferred Stock after the capital reorganization, merger or consolidation to the end that the provisions of this Article VI Subsection H H(including adjustment of the Preferred Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

H.                 Certificate of Adjustment. In each case of an adjustment or readjustment of the Preferred Stock Conversion Price for the number of shares of the Common Stock or other securities issuable upon conversion of the Series B Preferred Stock, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall either (i) via electronic mail or (ii) mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Effective Price of any such Additional Shares of Common Stock, (iii) the Preferred Stock Conversion Price for the Series B Preferred Stock, at the time in effect, (iv) the number of Additional Shares of Common Stock and (v) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Preferred Stock.

I.                    Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Deemed Liquidation Event or other capital reorganization of the Company, any stock split, combination of shares, reverse stock split, reorganization, recapitalization, or other reclassification affecting the Company's equity securities (each, a "Recapitalization Event"), any merger or consolidation of the Company with or into any other corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of the Series B Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by the holders of a majority of the outstanding shares of the Series B Preferred Stock) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Deemed Liquidation Event, Recapitalization Event, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of the Common Stock (or other securities) shall be entitled to exchange their shares of the Common Stock (or other securities) for securities or other property deliverable upon such Deemed Liquidation Event, Recapitalization Event, transfer, consolidation, merger, dissolution, liquidation or winding up.

J.                    Automatic Conversion to Common Stock upon Effectiveness of Exchange Listing.

i) At any time on or after eighteen months after issuance (18 months), immediately upon the listing of the Company's Common Stock on an Approved Stock Exchange pursuant to an effective registration statement under the Securities Act of 1933, and a Form 10/12b Registration, as amended (the "Act"), (the time of the event specified is referred to herein as the "Automatic Conversion Time"), (1) all outstanding shares of the Series B Preferred Stock shall automatically be converted into shares of the Common Stock, at the “Preferred Conversion Rate,” which shall be post reverse-split of the Common Stock as may be necessary for any Exchange listing, and (2) such shares of Series B may not be reissued by the Company. A condition of this conversion is that a Registration Statement for the conversion shares shall be effective.

ii) Within three business days of effectiveness of an Exchange Listing, the Company shall send to all holders of record of shares of the Series B Preferred Stock written notice of the Automatic Conversion Time for the automatic conversion of all such shares of the Preferred Stock pursuant to this Article VI Subsection J. The Company need not send such notice in advance of the occurrence of the Automatic Conversion Time. Upon receipt of such notice, each holder of shares of the Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company

44

at the place designated in such notice, and shall thereafter receive an electronic book entry certificate or certificates for the number of shares of the Common Stock to which such holder is entitled pursuant to this Article VI Subsection J.

iii) All shares of the Series B Preferred Stock shall, from and after the Automatic Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Automatic Conversion Time, except only the right of the holders thereof to receive shares of the Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted shares of the Series B Preferred Stock shall be deemed retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

K.       Fractional Shares. No fractional shares of the Common Stock shall be issued upon conversion of the Series B Preferred Stock. All shares of the Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If the conversion would result in the issuance of a fractional share, the Company shall round up to the next highest whole number.

L.       Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purpose.

M.       Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of the Common Stock upon conversion of shares of the Series B Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of the Common Stock in a name other than that in which the shares of the Series B Preferred Stock so converted were registered.

REDEMPTION

Company’s Redemption Option. Notwithstanding anything to the contrary contained herein, at any time during the periods set forth on the table immediately following this paragraph (the “Redemption Periods”) provided that an Event of Default has not occurred, the Company will have the right, at the Company’s option, to redeem all or any portion of the shares of Series B Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full, in accordance with this Section 7. Any notice of redemption hereunder (an “Optional Redemption Notice”) shall be delivered to the Holder at its registered addresses and shall state: (1) that the Company is exercising its right to redeem the Series B Preferred Stock, and (2) the date of redemption which shall be not more than three (3) Trading Days (as defined herein) from the date of the Optional Redemption Notice. On the date fixed for redemption (the “Optional Redemption Date”), the Company shall make payment of the Optional Redemption Amount (as defined herein) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Company (which direction shall to be sent to Company by the Holder at least one (1) business day prior to the Optional Redemption Date). If the Company exercises its right to redeem the Series B Preferred Stock, the Company shall make payment to the Holder of an amount in cash equal to the percentage (“Redemption Percentage”) as set forth in the table immediately following this paragraph opposite the applicable Redemption Period, multiplied by the sum of an amount equal to the total number of Series B Preferred Stock held by the Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends and the Default Adjustment, if applicable)(the “Optional Redemption Amount”). If the Company delivers an Optional Redemption Notice and fails to pay the Optional Redemption Amount due to the Holder within two (2) business days following the Optional Redemption Date, the Company shall forever forfeit its right to redeem the Series B Preferred Stock pursuant to this Section 7.

45

Redemption Period	Redemption Percentage

1. The period beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is one (1) year following the Issuance Date.	130%
2. The period beginning on the date which is one (1) year and one day following the Issuance Date and ending on the date which is two (2) years following the Issuance Date.	120%
3. The period beginning on the date which is two (2) years and one day following the Issuance Date and ending on the date which is three (3) years following the Issuance Date.	110%
4. The period beginning on the date that is three (3) years and one day from the Issuance Date and ending ten (10) years following the Issuance Date.	100%

Options & Warrants

Effective May 7, 2019, we adopted the 2019 Stratus Capital Corp. Stock Option and Award Incentive Plan (the "Plan"). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 4,000,000 shares of our common stock were reserved for options and other stock awards under the Plan. We have the ability to issue either options or warrants under the Plan.

As of June 16 , 2021, we had no options issued to purchase shares of common stock of the Company.

Transfer Agent and Registrar

Our transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is (303) 282-4800.

Market Price and Stockholder Matters

Shares of our common stock trade on the OTC PINK and quotations for the common stock are listed by the OTC Markets under the symbol "SRUS." On September 25, 2018 the symbol changed from “ASHC” to “SRUS” after a holding company reorganization.

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

46

During the quarter ended March 31, 2021 and the fiscal years ended December 31, 2020, 2019 and 2018, we (and our predecessor Ashcroft Homes) had a trading history as follows:

	HIGH	LOW
Quarter Ended:

March 31, 2021	$0.033	$0.033

March 31, 2020	$0.090	$0.090
June 30, 2020	$0.018	$0.018
September 30, 2020	$0.19	$0.12
December 31, 2020	$0.109	$0.033

March 31, 2019	$0.04	$0.023
June 30, 2019	$0.03	$0.013
September 30, 2019	$0.14	$0.14
December 31, 2019	$0.10	$0.10

March 31, 2018	$0.02	$0.005
June 30, 2018	$0.005	$0.005
September 30, 2018	$0.055	$0.005
December 31, 2018	$0.055	$0.022

Last Reported Price

On June 15 , 2021, the last reported closing price of our shares of common stock reported on the OTC PINK was $ 0.035 per share.

Record Holders

There were 271 holders of record as of June 16 , 2021. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

TERMS OF THE OFFERING

Securities Offered

We are offering up to 1,500,000 shares of Series B Preferred 10% Cumulative Dividend Convertible Stock for a purchase price of $10.00 per share with a minimum purchase requirement of 2,500 shares ($25,000). We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. See “INVESTOR SUITABILITY STANDARDS.”

The purchase price for the shares will be payable in full upon subscription. We have no required minimum offering amount for this offering and therefore there is no escrow agent.

Subscription Period

The offering of shares will terminate on June 16 , 2022, unless we extend the offering for up to an additional 90 days or terminate the offering sooner in our sole discretion regardless of the amount of capital raised (the “Sales Termination Date”). The Sales Termination Date may occur prior to June 16 , 2022 if subscriptions for the maximum number of shares have been received and accepted by us before such date. Subscriptions for shares must be received and accepted by us on or before such date to qualify the subscriber for participation in Stratus Capital Corp.

47

Subscription Procedures

All subscription checks should be sent to CIM Securities, LLC as Agent for Stratus Capital Corp., Attention: Jack Myers at the following address: 6898 S. University Blvd, Suite 270, Centennial, CO 80122. In such case, subscription checks should be made payable to “Stratus Capital Corp.” If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Investor Eligibility Standards

Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his or her primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Offering Circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

48

PLAN OF DISTRIBUTION

The shares are being offered by us on a best-efforts basis initially by our officers, directors and employees.

Engagement Agreement

On February 23, 2021, the Company entered into an Engagement Agreement with CIM Securities, LLC, a Colorado Limited Liability Company (“CIM”). We agreed to pay CIM a commission equal to seven percent (7%) in cash on the subscriptions completed, whether through an investor produced by CIM or any participating Broker Dealers through CIM or referrals from CIM’s investors through closing of the Offering.

If the Company consummates an Equity Financing, CIM shall receive an extra three percent (3%) non-accountable expense allowance & wholesaling fee that shall only be charged on monies & subscriptions that are brought in from any other FINRA member broker dealer other than CIM. CIM may “re-allow” any portion it negotiates with other FINRA licensed brokers as well, but cash commissions shall not be more than ten percent (10%). The Company agrees to reimburse CIM for all of its out-of-pocket expenses incurred by the Representative(s) or CIM; however, any expense in excess of $100 shall be pre-approved in writing or email by the Company. Such expenses may include attendance at investor shows or conferences, and other expenses that may arise. The Company is expressly expected to reimburse CIM Securities for its background checks on all Officers, Directors and 20% Beneficial Holders which shall not exceed $500 per background check. Placement Agents counsel fees, which shall not exceed $5,000 in total, to review final PPM and provide Legal Services as it would pertain to legal review and due diligence questions that arise in the PPM, Due Diligence Data Room and/or Preliminary Information Materials which shall be approved by the Company and CIM prior to distribution to investors. FINRA filing fees shall be paid by the Company upon notice. Any such costs shall be in writing before hiring Placement Agents Legal Counsel and CIM shall share the fee agreement between our firm and our Legal Counsel. The warrants will also have piggyback registration rights.

In addition, CIM Securities will be issued warrants to purchase Preferred shares at sale price of $10.00 for a period of three years after offering closes. The warrants will be able to be exercised cashless and have piggy-back registration rights for common stock upon conversion. The warrants will be issued after closing for an amount equal to 7% of the shares sold in the Offering by CIM Securities and shall be assignable. The common stock conversion rights shall be those as the Series B provides in the Certificate of Designation. The warrants shall expire three (3) years from date of issue at final closing to the offering.

REPORTS TO SHAREHOLDERS

For tax and accounting purposes, our fiscal year ends on December 31st of each year and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at our address. We will furnish each shareholder, within 120 days after the end of each fiscal year, our audited financial statements in an Annual Report on Form 10-K filed with the Securities Exchange Commission, and within 90 days after the 31st of December of each fiscal year, our unaudited financial statements in a Quarterly Report on Form 10-Q, also filed with the Securities Exchange Commission.

ADDITIONAL INFORMATION

This Offering Circular restates all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to in this Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting gmm@StratusCap.com. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the Series B Preferred 10% Cumulative Dividend Convertible Stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN

49

AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATE(S).

FINANCIAL STATEMENTS

The unaudited financial statements of Stratus Capital Corp. for the three months ended March 31, 2021 and 2020 are attached as pages F-1 through F-12.

The financial statements of Stratus Capital Corp. as of the years ended December 31, 2020 and 2019, have been audited by Pinnacle Accountancy Group of Utah, a dba of Heaton & Company, PLLC, certified public accountants and are attached hereto as pages F-13 through F-27. The Company’s fiscal year ends on December 31st of each year.

50

STRATUS CAPITAL CORP.

FINANCIAL STATEMENTS

For the three months ended March 31, 2021 and 2020

(Unaudited)

F-1

STRATUS CAPITAL CORP.

UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

F-2

STRATUS CAPITAL CORP.
CONDENSED UNAUDITED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2021	2020

ASSETS

Current Assets
Cash and Cash Equivalents	$555	$39
Prepaid Expenses	1,625	3,250

Total Current Assets	2,180	3,289

Total Assets	$2,180	$3,289

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	1,852	4,773
Accruals - Related Parties	178,061	165,630
Notes Payable - Related Parties	185,342	158,874

Total Current Liabilities	365,255	329,277

Total Liabilities	365,255	329,277

Commitments and Contingencies (Note 7)

Shareholders' Deficit
Preferred Stock, $0.0001 par value, 4,000,000 shares
authorized, 0 issued or outstanding	—	—
Series A Preferred Stock, $0.0001 par value, 1,000,000 shares
authorized, 1,000,000 issued and outstanding	100	100
Series B Preferred 10% Cumulative Dividend Convertible Stock, $0.0001 par value, 5,000,000 shares authorized, 0 issued and outstanding	—	—
Common Stock, $0.0001 par value, 25,000,000 shares
authorized, 21,525,481 issued and outstanding	2,153	2,153
Additional Paid in Capital	(9,179)	(9,179)
Accumulated Deficit	(356,149)	(319,062)

Total Shareholders' Deficit	(363,075)	(325,988)

Total Liabilities and Shareholders' Deficit	$2,180	$3,289

The accompanying notes are an integral part of these condensed unaudited financial statements

F-3

STRATUS CAPITAL CORP.
CONDENSED UNAUDITED STATEMENTS OF OPERATIONS

	FOR THE
	THREE MONTHS ENDED MARCH 31,
	2021	2020

REVENUE	$—	$—

OPERATING EXPENSES
General and administrative expenses	33,656	34,769

Total Operating Expenses	33,656	34,769

OPERATING LOSS	(33,656)	(34,769)

OTHER INCOME (EXPENSE)
Interest expense - related party	(3,431)	(2,054)

INCOME (LOSS) BEFORE TAXES	(37,087)	(36,823)

TAXES	—	—

NET INCOME (LOSS)	$(37,087)	$(36,823)

Net Income (Loss) per Common Share: Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding: Basic and Diluted	21,525,481	21,525,481

The accompanying notes are an integral part of these condensed unaudited financial statements

F-4

STRATUS CAPITAL CORP.
CONDENSED UNAUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	Series	A			Additional
	Preferred Shares		Common Shares		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total Shareholders’ Deficit

Balance at December 31, 2019	1,000,000	$100	21,525,481	$2,153	$(9,179)	$(184,877)	$(191,803)

Net loss for the quarter	—	—	—	—	—	(36,823)	(36,823)

Balance at March 31, 2020	1,000,000	$100	21,525,481	$2,153	$(9,179)	$(221,700)	$(228,626)

Balance at December 31, 2020	1,000,000	$100	21,525,481	$2,153	$(9,179)	$(319,062)	$(325,988)

Net loss for the quarter	—	—	—	—	—	(37,087)	(37,087)

Balance at March 31, 2021	1,000,000	$100	21,525,481	$2,153	$(9,179)	$(356,149)	$(363,075)

The accompanying notes are an integral part of these condensed unaudited financial statements

F-5

STRATUS CAPITAL CORP.
CONDENSED UNAUDITED STATEMENTS OF CASH FLOWS

	FOR THE
	THREE MONTHS ENDED MARCH 31,
	2021	2020

Cash Flows from Operating Activities:

Net Income (Loss)	$(37,087)	$(36,823)
Adjustments to reconcile net income (loss) to
net cash used in operating activities	—	—

Changes in working capital items:
Prepaid expenses	1,625	—
Accounts payable	(2,921)	2,742
Accruals - related parties	12,431	20,055

Net Cash Flows Used in Operating Activities	(25,952)	(14,026)

Net Cash Flows from Investing Activities	—	—

Net Cash Flows from Financing Activities
Advances under notes payable - related parties	26,468	13,822

Net Cash Flows from Financing Activities	26,468	13,822

Net Change in Cash:	516	(204)

Beginning Cash:	$39	$244

Ending Cash:	$555	$40

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

The accompanying notes are an integral part of these condensed unaudited financial statements

F-6

STRATUS CAPITAL CORP

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE-MONTHS ENDED MARCH 31, 2021

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Stratus Capital Corporation, a Delaware corporation, (“Stratus Capital,” “the Company,” “We," "Us," or “Our”) is a publicly quoted real estate development company seeking to develop or redevelop residential, commercial or mixed-use properties.

History

Stratus Capital was incorporated in Delaware on April 13, 2018. Effective June 28, 2018 (the Company’s deemed date of inception), following a corporate reorganization pursuant to a reverse recapitalization, Stratus Capital became the reorganized successor to Ashcroft Homes Corporation, a publicly-quoted real estate company that ceased trading in 2004.

Impact of COVID-19

We have not commenced substantial operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and commence full scale operations for the foreseeable future.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income and for the three-month period ended March 31, 2021 incurred a loss of $37,087 and had an accumulated deficit of $356,149 as of March 31, 2021. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in implementing our proposed business plan and establishing profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to GAAP and have been consistently applied. The Company has selected December 31 as its financial year end. The Company has not earned any revenue to date.

Interim Financial Statements

The accompanying unaudited interim condensed financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2021 and for the related periods presented, have been included. The results for the three-month period ended March 31, 2021 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto for the year ended December 31, 2020 filed in our Form 10-K on March 31, 2021.

F-7

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of March 31, 2021 and December 31, 2020 our cash balances were $555 and $39, respectively.

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our cash, prepaid expenses, accounts payable, accrued expenses - related parties and notes payable – related parties. The carrying amounts of our prepaid expenses, accounts payable, accrued expenses- related parties and notes payable – related parties approximate their fair values because of the short-term maturities of these instruments

Related Party Transactions:

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 4, 5 and 7 below for details of related party transactions in the period presented.

Leases:

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in our balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liability represent the obligation to make lease payment arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases doesn’t provide an implicit rate. We generally use the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease

F-8

payments at commencement date. The operating ROU asset also includes any lease payments made and exclude lease incentives. Lease expense for lease payment is recognized on a straight-line basis over lease term.

Since June 28, 2018 (Inception), the only lease arrangement we have entered into is a month-to-month lease for a storage unit. This lease has a term of less than 12 months, we have elected to adopt the exemption for short-term leases and have not accounted for it as described above. Effective January 2021 we are no longer renting a storage unit.

Income Taxes:

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions:

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long-term liabilities in the financial statements.

Revenue Recognition:

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

Service revenues are recognized as the services are performed in proportion to the transfer of control to the customer and real estate revenues are recognized at the time of sale when consideration has been exchanged and title has been conveyed to the buyer. At this time, we have not identified specific planned revenue streams.

During the three-month periods ended March 31, 2021 and 2020, we did not recognize any revenue.

Advertising Costs:

We expense advertising costs when advertisements occur. No advertising costs were incurred during the three-month periods ended March 31, 2021 and 2020.

Stock-Based Compensation:

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the equity instruments issued in accordance with ASC 718, “Compensation - Stock Compensation.” Measurement date for non-employees is the grant date of the stock-based compensation. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

F-9

Net Loss per Share Calculation:

Basic earnings (loss) per common share ("EPS") is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the three-month periods ended March 31, 2021 and 2020.

Recently Accounting Pronouncements:

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. PREPAID EXPENSES

As of March 31, 2021 and December 31, 2020, the balance of prepaid expenses was $1,625 and $3,250, respectively, which related to the annual disclosure and news service subscription for OTC Markets which is being amortized monthly over the course of the year commencing July 1, 2020.

NOTE 5. ACCRUED EXPENSES - RELATED PARTIES

As of March 31, 2021 and December 31, 2020, balances of $162,000 and $153,000, respectively, were due to our current and former officers and directors with respect to accrued compensation.

In addition, as of March 31, 2021 and December 31, 2020, balances of $16,061 and $12,630 in accrued interest was due on loans made to us by a partnership controlled by one of our directors, who was a former officer of the company and the former principal shareholder and by a trust controlled by our current director, officer and principal shareholder.

NOTE 6. NOTE PAYABLE – RELATED PARTY

During the three months ended March 31, 2021, a partnership controlled by one of our directors, who was a former officer of the Company and the former principal shareholder, advanced to us $18,268 (2020 - $13,822) by way of a promissory note to finance our working capital requirements.

Effective October 28, 2020, our CEO/CFO entered into a personal guarantee for this loan which became due on March 31, 2020 and was subsequently amended to mature June 30, 2021.

The promissory note bears interest at 8% per annum and as of March 31, 2021 and December 31, 2020 interest of $15,988 and $12,630, respectively, was accrued with respect to this loan.

As at March 31, 2021 and December 31, 2020, the balance outstanding under the promissory note was $177,142 and $158,874 respectively.

During the three months ended March 31, 2021, a trust controlled by one of our directors, our current officer and principal shareholder advances to us $8,200 by way of a promissory note to finance our working capital requirements.

The promissory note bears interest at 8% per annum and is unsecured and dues on demand.

As of March 31, 2020 interest of $73 was accrued with respect to this loan.

As at March 31, 2021 the balance outstanding under this promissory note was $8,200.

F-10

NOTE 7. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the three-month periods ended March 31, 2021 or 2020, and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

During the years ended December 31, 2020, we rented a storage unit under a month-to-month agreement. The rent was initially $120 a month and was reduced to $87 per month in April 2020 when we moved to a smaller unit. Effective January 2021 we are no longer renting a storage unit.

Effective October 1, 2018, we entered into three-year employment agreements with two of our directors and officers. Each individual was entitled to a salary of $36,000 per year and bonuses and stock options to be determined and issued at a later date. The employment agreement for one of one of our officers was terminated by mutual agreement effective September 30, 2020.

On February 23, 2021, we entered into a Placement Agent Fee Agreement with CIM Securities, LLC, a Colorado Limited Liability Company (“CIM”) for the Regulation A Offering. We agreed to pay CIM a commission equal to seven percent (7%) in cash on the subscriptions completed, whether through an investor or referrals from CIM’s investors through May 23, 2021.

We shall pay a three percent (3%) in non-accountable expenses for the anti-money laundering, due diligence, and legal costs required by the regulations applicable, from the proceeds at the closing of the subscriptions.

In addition, contingent upon its success in raising funds, CIM Securities will be issued warrants to purchase Preferred shares at sale price of $10.00 for a period of three years after offering closes. The warrants will be able to be exercised cashless and have piggy-back registration rights for common stock upon conversion. The warrants will be for an amount equal to 7% of the shares sold in the Offering and shall be assignable. The common stock conversion rights shall be those as the Series B provides in the Certificate of Designation.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred Stock

We are authorized to issue 4,000,000 shares of preferred stock with a par value of $0.0001.

1,000,000 shares of Series A Preferred Stock were designated and issued effective January 17, 2019.

5,000,000 shares of Series B 10% Cumulative Dividend Convertible Preferred Stock were designated effective December 15, 2020.

No other series of preferred stock had been designated or issued at March 31 2020 or December 31, 2020.

Series A Preferred Stock

Effective January 17, 2019, we issued 1,000,000 shares of Series A Preferred Stock, valued by an independent third-party valuation firm using a market approach at $85,500, to one of our directors and a former officer who was also our principal shareholder, for cash consideration of $10,000 and services rendered of $75,500.

The shares of Series A Preferred Stock carry super majority voting rights such that they can vote the equivalent of 60% of common stock at all times.

As of March 31, 2021 and December 31, 2020, 1,000,000 shares of Series A Preferred Stock were issued and outstanding.

F-11

Series B Preferred 10% Cumulative Dividend Convertible Stock

On December 15, 2020, we designated 5,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock, with a par value of $0.0001.

No shares of Series B Convertible Preferred Stock have been issued to date.

Liquidation Rights

The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $10.00 per share.

Conversion Rights

The conversion price for the Series B Preferred Stock shall be 75% of the ten (10) day average market closing price of common stock, for the previous ten business days, divided into $10.00. ($10.00 / by average market closing price previous ten trading days x 75%) = number of common shares.

At any time on or after eighteen months after issuance (18 months), immediately upon the listing of our Common Stock on an Approved Stock Exchange pursuant to an effective registration statement under the Securities Act of 1933, and a Form 10/12b Registration, as amended all outstanding shares of the Series B Preferred Stock shall automatically be converted into shares of the Common Stock, at the “Preferred Conversion Rate,” which shall be post reverse-split of the Common Stock as may be necessary for any Exchange listing, and (2) such shares of Series B may not be reissued by us. A condition of this conversion is that a Registration Statement for the conversion shares shall be effective.

Dividends

The Series B Preferred Stock shall bear dividends, at ten percent (10%) annually, cumulative, based upon a purchase price of $10.00 per share, computed as (10% x $10.00 = $1.00 per share dividend per annum), payable in cash, on or about December 31 of each year, from the date of issue. Payment in cash shall be made on or before January 31 following, at the discretion of the Board.

We shall pay a Project Participation Dividend to the Series B Preferred Stock record holders (pro rata to the holder’s ownership of the Series B Preferred Stock) in cash computed based upon 3% of the net sales of our real estate projects, computed annually by March 1 of the following year for the previous year, for so long as the Series B Preferred Stock is outstanding. In the event that the Series B Preferred Stock is redeemed or converted during a calendar year, the dividend above shall be pro-rated for the year up to redemption date or conversion date and paid in following year by March 1.

Voting Rights

Each holder of shares of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of the Common Stock into which such shares of the Series B Preferred Stock are then convertible.

We will have the right, at our option, to redeem all or any portion of the shares of Series B Preferred Stock. On the date fixed for redemption we shall make payment of the Optional Redemption Amount as calculated below.

F-12

Redemption Period	Redemption Percentage
1. The period beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is one (1) year following the Issuance Date.	130%
2. The period beginning on the date which is one (1) year and one day following the Issuance Date and ending on the date which is two (2) years following the Issuance Date.	120%
3. The period beginning on the date which is two (2) years and one day following the Issuance Date and ending on the date which is three (3) years following the Issuance Date.	110%
4. The period beginning on the date that is three (3) years and one day from the Issuance Date and ending ten (10) years following the Issuance Date.	100%

Common Stock

We are authorized to issue 25,000,000 shares of common stock with a par value of $0.0001.

No shares of common stock were issued during the three months ended March 31, 2021 and 2020.

In both our Form 10Q for the three and nine months ended September 30, 2020 filed on November 16, 2020 and our Form 8K filed on December 4, 2020, we disclosed our intention to issue certain shares of common stock to directors, officers and staff. No such shares have been issued at this time and any such issuances are unlikely to be finalized before Q2 2021.

As of March 31, 2021 and December 31, 2020, 21,525,481 shares of common stock were issued and outstanding.

Stock Options

We have an incentive stock option plan, which provides for the granting by the Board of Directors of stock options to directors and officers for the purchase of authorized but unissued common shares. No stock options have been granted under this plan since its inception.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events after March 31, 2021, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent events for which disclosure is required other than as listed below.

Effective April 1, 2021, we filed an amendment to our Form 1-A previously filed on January 15, 2021.

F-13

STRATUS CAPITAL CORP.

FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

(Audited)

F-14

STRATUS CAPITAL CORP.

AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND 2019

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Stratus Capital Corp.

Greenwood Village, Colorado

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Stratus Capital Corp. (the Company) as of December 31, 2020 and 2019, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring losses and has no operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2018.

Pinnacle Accountancy Group of Utah

a dba of Heaton & Company, PLLC

Farmington, Utah

March 29, 2021

F-16

STRATUS CAPITAL CORP.
BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2020	2019

ASSETS

Current Assets
Cash and Cash Equivalents	$39	$244
Prepaid Expenses	3,250	—

Total Current Assets	3,289	244

Total Assets	$3,289	$244

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$4,773	$697
Accruals - Related Parties	165,630	95,373
Note Payable - Related Party	158,874	95,977

Total Current Liabilities	329,277	192,047

Total Liabilities	329,277	192,047

Commitments and Contingencies (Note 8)

Shareholders' Deficit
Preferred Stock, $0.0001 par value, 4,000,000
shares authorized, 0 issued and outstanding	—	—
Series A Preferred Stock, $0.0001 par value, 1,000,000 shares
authorized, 1,000,000 issued and outstanding	100	100
Series B Preferred 10% Cumulative Dividend Convertible Stock, $0.0001 par value, 5,000,000 shares authorized, 0 issued and outstanding	—	—
Common Stock, $0.0001 par value, 25,000,000 shares
authorized, 21,525,481 shares issued and outstanding	2,153	2,153
Additional Paid-In Capital	(9,179)	(9,179)
Retained Deficit	(319,062)	(184,877)

Total Shareholders' Deficit	(325,988)	(191,803)

Total Liabilities and Shareholders' Deficit	$3,289	$244

The accompanying notes are an integral part of these audited financial statements.

F-17

STRATUS CAPITAL CORP.
STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED	FOR THE YEAR ENDED
	DECEMBER 31, 2020	DECEMBER 31, 2019

REVENUE	$—	$—

OPERATING EXPENSES
General and administrative expenses	126,928	222,452

Total Operating Expenses	126,928	222,452

OPERATING LOSS	(126,928)	(222,452)

OTHER INCOME (EXPENSE)
Interest - related party	(7,257)	(4,890)

Total Other Income (Expense)	(7,257)	(4,890)

INCOME (LOSS) BEFORE TAXES	(134,185)	(227,342)

TAXES	—	—

NET INCOME (LOSS)	$(134,185)	$(227,342)

Net Income (Loss) per Common Share: Basic and Diluted	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding: Basic and Diluted	21,525,481	21,525,481

The accompanying notes are an integral part of these audited financial statements.

F-18

STRATUS CAPITAL CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Series A Preferred Shares			Common Shares
	Shares	Amount		Shares	Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Total

Balance at December 31, 2018	—	$		21,525,481	$2,153	$(94,579)	$42,465	$(49,961)

Preferred shares issued for cash	116,959		12	—	—	9,988	—	10,000

Preferred shares issued as officer's compensation	883,041		88	—	—	75,412	—	75,500

Net loss for the year	—		—	—	—	—	(227,342)	(227,342)

Balance at December 31, 2019	1,000,000		$100	21,525,481	$2,153	$(9,179)	$(184,877)	$(191,803)

Net loss for the year	—		—	—	—	—	(134,185)	(134,185)

Balance at December 31, 2020	1,000,000		$100	21,525,481	$2,153	$(9,179)	$(319,062)	$(325,988)

The accompanying notes are an integral part of these audited financial statements.

F-19

STRATUS CAPITAL CORP.
STATEMENTS OF CASH FLOW

	FOR THE YEAR ENDED	FOR THE YEAR ENDED
	DECEMBER 31, 2020	DECEMBER 31, 2019
Cash Flow from Operating Activities:

Net Income (Loss)	$(134,185)	$(227,342)
Adjustments to reconcile net income (loss) to
net cash used in operating activities
Stock based compensation	—	75,500

Changes in working capital items:
Prepaid expenses	(3,250)	—
Accounts payable	4,076	(24)
Accruals – related parties	70,257	76,890

Net Cash Flow used in Operating Activities	(63,102)	(74,976)

Net Cash Flow from Financing Activities
Checks drawn in excess of bank balance	—	(400)
Advances under note payable - related party	62,897	65,620
Preferred stock issued for cash	—	10,000

Net Cash Flow from Financing Activities	62,897	75,220

Net Change in Cash:	(205)	244

Beginning Cash:	$244	$—

Ending Cash:	$39	$244

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

The accompanying notes are an integral part of these audited financial statements.

F-20

STRATUS CAPITAL CORP.

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Stratus Capital Corporation., a Delaware corporation, (“Status Capital”, “the Company”, “We", "Us" or “Our’) is a publicly quoted real estate development company seeking to develop or redevelop residential, commercial or mixed used properties.

History

Stratus Capital was incorporated in Delaware on April 13, 2018. Effective June 28, 2018 (the Company’s deemed date of inception), following a corporate reorganization pursuant to a reverse recapitalization, Stratus Capital became the reorganized successor to Ashcroft Homes Corporation, a publicly quoted real estate company that ceased trading in 2004.

Impact of COVID-19

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and commence operations for the foreseeable future.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income, and for year ended December 31, 2020 incurred a loss of $134,185 and had an accumulated deficit of $319,062 as of December 31, 2020. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to GAAP and have been consistently applied. The Company has selected December 31 as its financial year end. The Company has not earned any revenue to date.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-21

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of December 31, 2020 and 2019, our cash balances were $39 and $244, respectively.

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our cash, prepaid expenses, accounts payable, accrued expenses - related parties and note payable – related party. The carrying amount of our prepaid expenses, accounts payable, accrued expenses- related parties and note payable – related party approximates their fair values because of the short-term maturities of these instruments.

Related Party Transactions:

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 5, 6 and 8 below for details of related party transactions in the period presented.

Leases:

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in our balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liability represent the obligation to make lease payment arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases doesn’t provide an implicit rate, we generally use the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating ROU asset also includes any lease payments made and exclude lease incentives. Lease expense for lease payment is recognized on a straight-line basis over lease term.

F-22

Since June 28, 2018 (Inception), the only lease arrangement we have entered into was a month-to-month lease for a storage unit. This lease had a term of less than 12 months, so we elected to adopt the exemption for short-term leases and have not accounted for it as described above. Effective January 2021 we are no longer renting a storage unit.

Income Taxes:

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions:

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long-term liabilities in the financial statements.

Revenue Recognition:

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

Service revenues are recognized as the services are performed in proportion to the transfer of control to the customer and real estate revenues are recognized at the time of sale when consideration has been exchanged and title has been conveyed to the buyer. At this time, we have not identified specific planned revenue streams.

During the years ended December 31, 2020 and 2019, we did not recognize any revenue.

Advertising Costs:

We expense advertising costs when advertisements occur. No advertising costs were incurred during the years ended December 31, 2020 and 2019.

Stock Based Compensation:

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the equity instruments issued in accordance with ASC 718, “Compensation - Stock Compensation.” Measurement date for non-employees is the grant date of the stock-based compensation. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

F-23

Net Loss per Share Calculation:

Basic earnings (loss) per common share ("EPS") is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the years ended December 31, 2020 and 2019.

Recently Accounting Pronouncements:

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. PREPAID EXPENSES

As of December 31, 2020 and 2019, the balance of prepaid expenses was $3,250 and $0, respectively, which related to the annual disclosure and news service subscription for OTC Markets which is being amortized monthly over the course of the year commencing July 1, 2020.

NOTE 5. ACCRUALS - RELATED PARTIES

As of December 31, 2020, a balance of $153,000 (2019-$90,000) accrued compensation was due to our current and former officers and directors and $12,630 (2019-$5,373) in accrued interest on the loan made to us by a partnership controlled by one of our directors, who was a former officer of the company and the former principal shareholder.

NOTE 6. NOTE PAYABLE – RELATED PARTY

During the year ended December 31, 2020, a partnership controlled by one of our directors, who was a former officer of the company and the former principal shareholder, advanced to us $62,897 (2019 - $65,620) by way of a promissory note to finance our working capital requirements.

Effective October 28, 2020, our CEO/CFO entered into a personal guarantee for this loan which became due on March 31, 2020 and was subsequently amended to mature June 30, 2021.

The promissory note bears interest at 8% per annum and as of December 31, 2020 interest of $12,630 (2019-$5,373) was accrued with respect to this loan.

As at December 31, 2020, the balance outstanding under the promissory note was $158,874 (2019 - $95,977).

NOTE 7. INCOME TAXES

We did not provide any current or deferred US federal income tax provision or benefit for the years ended December 31, 2020 or 2019 as we incurred tax losses during these years.  When it is more likely than not, that a tax asset cannot be realized through future income, we must record an allowance against any future potential future tax benefit.  We have provided a full valuation allowance against the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward periods.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2020 or 2019 as defined under ASC 740, " Income Taxes."  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of the accumulated deficit on the balance sheet.

F-24

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.

The sources and tax effects of the differences for the periods presented are as follows:

	December 31, 2020	December 31, 2019
Statutory U.S. Federal Income Tax Rate	21%	21%
State Income Taxes	5%	5%
Valuation Allowance	(26%)	(26)%
Effective Income Tax Rate	0%	0%

A reconciliation of the income taxes computed at the statutory rate is as follows:

Tax credit (expense) at federal and statutory rate (26%)	$34,888	$59,108
Increase in valuation allowance	(34,888)	(59,108)
Net deferred tax assets	$—	$—

As of December 31, 2020, the Company had a federal net operating loss carryforward of approximately $630,000. The federal net operating loss carryforward do not expire but may only be used against taxable income to 80%. In response to the novel coronavirus COVID-19, the Coronavirus Aid, Relief, and Economic Security Act temporarily repealed the 80% limitation for NOLs arising in 2018, 2019 and 2020. No tax benefit has been reported in the financial statements. The annual offset of this carryforward loss against any future taxable profits may be limited under the provisions of Internal Revenue Code Section 381 upon any future change(s) in control of the Company.

The Company's 2018 and 2019 income tax returns are currently open to audit by federal and state jurisdictions.

NOTE 8. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the years ended December 31, 2020 and 2019 and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

During the years ended December 31, 2020 and 2019, we rented a storage unit under a month-to-month agreement. The rent was initially $120 a month and was reduced to $87 per month in April 2020 when we moved to a smaller unit. Effective January 2021 we are no longer renting a storage unit.

Effective October 1, 2018, we entered into three-year employment agreements with two of our directors and officers. Each individual was entitled to a salary of $36,000 per year and bonuses and stock options to be determined and issued at a later date. The employment agreement for one of one of our officers was terminated by mutual agreement effective September 30, 2020.

NOTE 9. SHAREHOLDERS’ DEFICIT

Preferred Stock

We are authorized to issue 4,000,000 shares of preferred stock with a par value of $0.0001.

1,000,000 shares of Series A Preferred Stock were designated and issued effective January 17, 2019.

5,000,000 shares of Series B 10% Cumulative Dividend Convertible Preferred Stock were designated effective December 15, 2020.

No other series of preferred stock had been designated or issued at December 31, 2020.

F-25

Series A Preferred Stock

Effective January 17, 2019, we issued 1,000,000 shares of Series A Preferred Stock, valued by an independent third-party valuation firm using a market approach at $85,500, to one of our directors and a former officer who was also our principal shareholder, for cash consideration of $10,000 and services rendered of $75,500.

The shares of Series A Preferred Stock carry super majority voting rights such that they can vote the equivalent of 60% of common stock at all times.

As of December 31, 2020, 1,000,000 (2019-1,000,000) shares of Series A Preferred Stock were issued and outstanding.

Series B Preferred 10% Cumulative Dividend Convertible Stock

On December 15, 2020, we designated 5,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock, with a par value of $0.0001.

No shares of Series B Convertible Preferred Stock have been issued to date.

Liquidation Rights

The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $10.00 per share.

Conversion Rights

The conversion price for the Series B Preferred Stock shall be 75% of the ten (10) day average market closing price of common stock, for the previous ten business days, divided into $10.00. ($10.00 / by average market closing price previous ten trading days x 75%) = number of common shares.

At any time on or after eighteen months after issuance (18 months), immediately upon the listing of our Common Stock on an Approved Stock Exchange pursuant to an effective registration statement under the Securities Act of 1933, and a Form 10/12b Registration, as amended all outstanding shares of the Series B Preferred Stock shall automatically be converted into shares of the Common Stock, at the “Preferred Conversion Rate,” which shall be post reverse-split of the Common Stock as may be necessary for any Exchange listing, and (2) such shares of Series B may not be reissued by us. A condition of this conversion is that a Registration Statement for the conversion shares shall be effective.

Dividends

The Series B Preferred Stock shall bear dividends, at ten percent (10%) annually, cumulative, based upon a purchase price of $10.00 per share, computed as (10% x $10.00 = $1.00 per share dividend per annum), payable in cash, on or about December 31 of each year, from the date of issue. Payment in cash shall be made on or before January 31 following, at the discretion of the Board.

We shall pay a Project Participation Dividend to the Series B Preferred Stock record holders (pro rata to the holder’s ownership of the Series B Preferred Stock) in cash computed based upon 3% of the net sales of our real estate projects, computed annually by March 1 of the following year for the previous year, for so long as the Series B Preferred Stock is outstanding. In the event that the Series B Preferred Stock is redeemed or converted during a calendar year, the dividend above shall be pro-rated for the year up to redemption date or conversion date and paid in following year by March 1.

F-26

Voting Rights

Each holder of shares of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of the Common Stock into which such shares of the Series B Preferred Stock are then convertible.

The holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board (the "Series B Director") at each meeting; for the avoidance of doubt, at no time shall there be more than one Series B Director serving on the Board.

Redemption

We will have the right, at our option, to redeem all or any portion of the shares of Series B Preferred Stock. On the date fixed for redemption we shall make payment of the Optional Redemption Amount as calculated below.

Redemption Period	Redemption Percentage

1. The period beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is one (1) year following the Issuance Date.	130%
2. The period beginning on the date which is one (1) year and one day following the Issuance Date and ending on the date which is two (2) years following the Issuance Date.	120%
3. The period beginning on the date which is two (2) years and one day following the Issuance Date and ending on the date which is three (3) years following the Issuance Date.	110%
4. The period beginning on the date that is three (3) years and one day from the Issuance Date and ending ten (10) years following the Issuance Date.	100%

Common Stock

We are authorized to issue 25,000,000 shares of common stock with a par value of $0.0001.

No shares of common stock were issued during the years ended December 31, 2020 and 2019.

In both our Form 10Q for the three and nine months ended September 30, 2020 filed on November 16, 2020 and our Form 8K filed on December 4, 2020, we disclosed our intention to issue certain shares of common stock to directors, officers and staff. No such shares have been issued at this time and any such issuances are unlikely to be finalized before Q2 2021.

As of December 31, 2020 and 2019, 21,525,481 shares of common stock were issued and outstanding.

Warrants

No warrants were issued or outstanding during the years ended December 31, 2020 or 2019.

Stock Options

We have an incentive stock option plan, which provides for the granting by the Board of Directors of stock options to directors and officers for the purchase of authorized but unissued common shares. No stock options were issued or outstanding during the years ended December 31, 2020 or 2019.

F-27

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2020, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent events for which disclosure is required other than as listed below:

Effective January 15, 2021, we filed a Form 1-A Regulation A Offering Statement Under the Securities Act 1933 in respect of 5,000,000 shares of common stock at an offering price of $10 per share.

On February 23, 2021, we entered into a Placement Agent Fee Agreement with CIM Securities, LLC, a Colorado Limited Liability Company (“CIM”) for the Regulation A Offering. We agreed to pay CIM a commission equal to seven percent (7%) in cash on the subscriptions completed, whether through an investor or referrals from CIM’s investors through May 23, 2021.

We shall pay a three percent (3%) in non-accountable expenses for the anti-money laundering, due diligence, and legal costs required by the regulations applicable, from the proceeds at the closing of the subscriptions.

In addition, CIM Securities has warrants to purchase Preferred shares at sale price of $10.00 for a period of three years after offering closes. The Warrants will be able to be exercised cashless and have piggy-back registration rights for common stock upon conversion. The warrants will be for an amount equal to 7% of the shares sold in the Offering and shall be assignable. The common stock conversion rights shall be those as the Series B provides in the Certificate of Designation.

F-28

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. As reflected in the accompanying financial statements, as of March 31, 2021, we had an accumulated deficit totaling $356,149. This raises substantial doubts about our ability to continue as a going concern.

Plan of Operation

We intend to be engaged in the real estate and land development business in the United States. We intend to develop a portfolio of development opportunities in various stages along with opportunistic acquisitions and partnerships in our core-markets. We operate solely under Stratus Capital Corp. We have historical presence and management experience in the mid-west and south-east regions. We plan to organize our business into the following operating segments:

  Early Stage Land Development
  In-fill Development of Single-Family Attached and Multi-Family Product
  Opportunistic Joint-Ventures, Partnerships, and Lending

Organizational Structure

Stratus Capital Corporation
Organizational Structure

LAND DEVELOPMENT	COMMERCIAL, RESIDENTIAL & MIXED-USE DEVELOPMENT	JOINT-VENTURES, PARTNERSHIPS AND LENDING

ENTITLEMENT	SINGLE & MULTI FAMILY PRODUCT	INFILL JOINT-VENTURES

ASSET REPOSITIONING	SENIOR HOUSING	STRATEGIC PARTNERSHIPS

DEVELOPMENT	CONSTRUCTION SERVICES	STRATEGIC LENDING

51

Current Projects

NOTE:  We reserve the right to add or delete real estate projects or substitute projects in the event that the economics, timing or financing of one or more of the projects, proves to be infeasible under the circumstances. Management will have sole discretion in making those judgments.

Our procedure for contracting for projects:

The identified projects are sought and generated by Peter Gonzalez, our CEO, through his experience and network within in each market. He generally takes an option or purchase contract personally or through an entity he controls, for a period of time during which he performs due diligence on the market, zoning, potential costs, the market absorption projections, local subcontractors and any environmentally issues. If the Company is able to achieve funding sufficient to buy and build any project or projects, Mr. Gonzalez will assign the option or contract positions to the Company, in full, and at no additional consideration or markup so there is no additional cost to the Company. The Company, as it exists with its current funding, is unable to participate in any project until funding under an Offering has been achieved. At this time, there are no pending contracts or agreements due to the uncertainty of funding.

Accordingly, there are no contracts for real estate or development under which the Company is obligated in any way to participate or incur any costs, at this time. Mr. Gonzalez has committed, under our conflicts policy, to first offer all projects that meet the consideration criteria, to the Company on the terms that can be negotiated with the sellers and with no markups, and no additional consideration to Mr. Gonzalez.

Project Criteria:

The Company cannot predict or project any profits on any project as it has no history of development. Our project consideration criteria involve three primary elements:

1. Market projections during construction and product marketing period for the project locale.

2. Targeted yield of 24+% on cash cost-there is no assurance that this can be attained-it is a project qualification criteria.

3. Timely availability of financing for the project costs-equity, bank funding, or a combination, in many instances.

Of course, there are many other subordinate considerations such as zoning, utilities, product selection and design, environmental, marketing strategies, that are somewhat variable to individual projects, and cannot be uniformly predicted, or estimated.

We are seeking funding through a Regulation A offering currently filed with the SEC on Form 1-A through CIM Securities. The offering is not yet qualified under Regulation A.

Summary of current development projects under consideration:

Wood Dove Avenue Townhomes, Washington Park Townhomes, Magnolia Park Condos, Grande Oaks Preserve Condos, Miller Street Station Townhomes and Perry Park Townhomes. All projects are located in the Gulf Coast of Florida and Denver, CO markets which are experiencing continuing expansion in employment, residential and commercial development, population growth and resulting housing demand.

Business Strategy

Our long-term strategy:

• Pursuing opportunities within our core markets;

• Developing high-quality relationships with our asset partners;

52

• Maintaining a cost-efficient culture; and

• Appropriately balancing risk and opportunity.

We are committed to improving the communities we work within and enhancing the lifestyle of our neighborhoods. Delivering on this involves thoughtful planning to accommodate the needs of our various customers, homeowners and the surrounding community. We engage unaffiliated civil and architectural firms to develop and augment existing plans in order to ensure that our developments reflect current market updates to complement our surrounding communities.

We intend to acquire our assets in core locations where we can target maximizing long-term shareholder value and operate our business to capitalize on market appreciation and mitigate risks from economic downturns as we recognize the cyclical nature of the national real estate market. We intend to regularly assess our capital allocation strategy to drive shareholder return. We also take advantage of joint venture opportunities, partnerships and lending opportunities as they arise in order to secure asset allocations to share risk and maximize returns.

We intend to execute this strategy by:

• Increasing our existing land supply through expanding market presence;

• Combining land acquisition and development expertise with development operations;

• Maintaining an efficient capital structure;

• Selectively investing in joint-ventures, partnerships and lending opportunities; and

• Employing and retaining a highly experienced management team with a strong operating track record.

Land and Development Strategies

Community development includes the acquisition and development of communities, which may include obtaining significant planning and entitlement approvals and completing construction of off-site and on-site utilities and infrastructure. We intend to generally operate as small community developers, but in some communities, we operate solely as merchant builders, in which case, we acquire fully planned and entitled lots and may construct on-site improvements or in-fill opportunities.

In order to maximize our expected risk-adjusted return, the allocation of capital for land investment is performed in the discretion of our management (2 persons) at the corporate level with a disciplined approach to overall portfolio management. Macro and micro indices, including but not limited to employment, housing starts, new home sales, re-sales and foreclosures, along with market related shifts in competition, land availability and consumer preferences, are carefully analyzed to determine our land and homebuilding strategy. Our long-term plan is compared on an ongoing basis to current conditions in the marketplace as they evolve and is adjusted to the extent necessary.

Community Integration

We intend to complement each community or neighborhood and governing municipality we interact with, beginning with an overall community master plan and then determining the specific asset opportunity to maximize returns for our shareholders and the stakeholders of the area. After necessary governmental and other approvals have been obtained, we intend to improve the assets as planned.

The life cycle of an asset generally ranges from two to five years, commencing with the acquisition or investment in the asset and continuing through the development phase, concluding with the sale, construction or delivery of product types. The actual life cycle will vary based on the asset type, the development cycle and the general market conditions.

53

Sources and Availability of Raw Materials

When we commence our business plan of development, based on local market practices, we either directly, or indirectly through our subcontractors, intend to purchase drywall, cement, steel, lumber, insulation and the other building materials necessary to construct the various residential product asset classes we develop. While these materials are generally widely available from a variety of sources, from time to time we may experience material shortages on a localized basis which can substantially increase the price for such materials and our construction process can be slowed. We have multiple sources for the materials we intend to purchase, which will decrease the likelihood that we would experience significant delays due to unavailability of necessary materials. Trades and Labor

Our construction, land and purchasing teams will coordinate subcontracting services and supervise all aspects of construction work and quality control. We intend to act as a general contractor for residential projects.

Subcontractors perform construction and land development scopes of work, generally under fixed-price contracts. The availability of labor, specifically as it relates to qualified tradespeople, at reasonable prices can be challenging.

in some markets as the supply chain responds to uneven industry growth and other economic factors that affect the number of people in the workforce.

Procurement and Construction

We plan to have a comprehensive procurement program that leverages our size and regional presence to achieve efficiencies and cost savings. Our procurement objective is to maximize cost and process efficiencies to ensure consistent utilization of established contractual arrangements.

Sales and Marketing

Our marketing program will be built out utilizing a balanced approach of corporate support and local expertise to attract potential lot buyers or homebuyers in a focused, efficient and cost-effective manner. Our sales and marketing teams will provide a generalized marketing framework across our regional operations. We hope to maintain product and price level differentiation through market and customer research to meet the need of our homebuilders and homebuyers.

The central element of our marketing platform is our web presence at www.StratusCap.com. The main purpose of this website is to connect with potential customers.

Competition

The land development and homebuilding business is highly competitive and fragmented. We compete with numerous national and local competitors of varying sizes, most of which have greater sales and financial resources than us. We compete primarily on the basis of location, lot availability, product design, quality, service, price and reputation.

In order to maximize our sales volumes, profitability and product strategy, we strive to understand our competition and their pricing, product and sales volume strategies and results. Competition among residential land developers and homebuilders of all sizes is based on a number of interrelated factors, including location, lot sizes, reputation, amenities, floor plans, design, quality and price.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 2021 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2020

We are a publicly quoted real estate development company seeking to develop or redevelop residential, commercial or mixed-use properties.

Revenue

We recognized no revenue during the three-month periods ended March 31, 2021 and 2020 as we had no revenue generating activities during these periods.

54

General and Administrative Expenses

During the three months ended March 31, 2021, we incurred general and administrative expenses of $33,656 compared to $34,769 during the same period ended March 31, 2020, an increase of $1,113.

Operating Loss

During the three months ended March 31, 2021, we incurred an operating loss of ($33,656) compared to an operating loss of ($34,769) during the three months ended March 31, 2020 due to the factors described above.

Interest and Other Income (Expenses)

During the three months ended March 31, 2021, we incurred $3,431 in related party interest expense compared to $2,054 for the same period ended March 31, 2020, an increase of $1,377. The increase was due to the increase in the funds advance under our related party notes between the two periods.

Loss before Income Tax

During the three months ended March 31, 2021, we incurred a net loss before income taxes of ($37,087) compared to ($36,823) for the three months ended March 31, 2020 due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the three months ended March 31, 2021 or March 31, 2020 as we incurred taxable losses in both periods.

Net Loss

During the three months ended March 31, 2021, we incurred a net loss of ($37,087) compared to a net loss of ($36,823) in 2020 due to the factors discussed above.

CASH FLOW

As at March 31, 2021, we did not have any revenue generating activities or other sources of income and we had net liabilities of $363,075 and an accumulated deficit of $356,149.

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Net Cash Used in Operating Activities	$(25,952)	$(14,026)
Net Cash Flows from Investing Activities	—	—
Net Cash Flows from Financing Activities	26,468	13,822
Net Increase/(Decrease) in Cash and Cash Equivalents	$516	$(204)

Operating Activities

During the three months ended March 31, 2021, we incurred a net loss of ($37,087) which after adjustments for a decrease of $1,625 in prepaid expenses, a decrease in accounts payable of $2,921 and an increase in accrued expenses – related parties of $12,431 resulted in net cash of $25,952 being used in operations.

55

By comparison, during the three months ended March 31, 2020, we incurred a net loss of ($36,823) which after adjustments for an increase in accounts payable of $2,742 and in accrued expenses – related parties of $20,055 resulted in net cash of $14,026 being used in operations.

Investing Activities

During the three months period ended March 31, 2021 and 2020, we had no investing activities.

Financing Activities

During the three months ended March 31, 2021, we received a total of $26,468 by way of promissory notes from two related parties to finance our working capital requirements. We received $18,268 by way of a promissory note from a partnership controlled by one of our directors, who was a former officer of the company and the former principal shareholder and a further $8,200 by way of a promissory from a trust controlled by another of our directors, our current officer and principal shareholder.

By comparison, during the three months ended March 31, 2020, we received $13,822 by way of a loan from one of our directors, formerly an officer of the company and the former principal shareholder.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to become a profitable real estate development company seeking to develop or redevelop residential, commercial or mixed used properties. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 3 of our Financial Statements on page 8. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future.

Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of March 31, 2021, we have no off-balance sheet arrangements.

56

Recently Issued Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

RESULTS OF OPERATIONS FOR FISCAL YEAR ENDED DECEMBER 31, 2020 COMPARED TO THE YEAR ENDED DECEMBER 31, 2019

We are a publicly quoted real estate development company seeking to develop or redevelop residential, commercial or mixed used properties.

Revenue

We recognized no revenue during the years ended December 31, 2020 or 2019 as we had no revenue generating activities during these periods.

General and Administrative Expenses

During the period ended December 31, 2020, we incurred general and administrative expenses of $126,928 comprising officers’ compensation of $63,000, accounting, auditing, legal and share transfer agent fees totaling $61,416 and sundry other expenses of $2,512. During the period ended December 31, 2019, we incurred general and administrative expenses of $222,452 comprising officers’ compensation of $147,500, accounting, auditing, legal and share transfer agent fees totaling $64,045 and sundry other expenses of $10,907.

The decrease of $84,500 in officer’s compensation between the year ended December 31, 2020 and the year ended December 31, 2019 arose due to $75,500 decrease in stock-based compensation issued to an officer in 2019 as compared to $0 of stock compensation issued during the year ended December 31, 2020 and a decrease of $9,000 of accrued compensation following the resignation of one of our directors during the year ended December 31, 2020.

The decrease of $2,629 in accounting, auditing, legal and share transfer agent fees was largely due to decreases in legal and accounting fees that were higher in the year ended December 31, 2019 as compared to the year ended December 2020 due to the extra work required to make the Company fully reporting for SEC purposes during 2019.

The decrease of $8,395 in sundry office expense was largely due to a decrease in travel costs and office expenses in the year ended December 31, 2020 as compared to the year ended December 31, 2019 due to the decrease in corporate activity arising from the impact of the COVID-19 virus.

Operating Loss

During the year ended December 31, 2020, we incurred an operating loss of $126,928 due to the factors discussed above compared to an operating loss of $222,452 during the year ended December 31, 2019.

Interest and Other Income (Expenses)

During the period ended December 31, 2020, we incurred $7,257 in related party interest expense as compared to $4,890 during the year ended December 31, 2019. The increase in interest expense between the two years was due to the increase in the funds advanced to us by our former principal shareholder and chief executive officer to fund our working capital needs.

57

Loss before Income Tax

During the period ended December 31, 2020, we incurred a net loss before income taxes of $134,185 due to the factors discussed above compared to the year ended December 31, 2019, during which we incurred a loss of $227,342.

Provision for Income Tax

No provision for income taxes was recorded during the years ended December 31, 2020 and 2019 as we incurred taxable losses in both years.

Net Loss

During the period ended December 31, 2020, we incurred a net loss of $134,185 due to the factors discussed above, compared to the year ended December 31, 2019, during which we incurred a loss of $227,342.

CASH FLOW

At December 31, 2020, we did not have any revenue generating activities or other sources of income and we had total liabilities of $329,277 and a shareholders deficit of ($325,988).

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2020	December 31, 2019
Net Cash Used in Operating Activities	$(63,102)	$(74,976)
Net Cash Used in Investing Activities	—	—
Net Cash Provided by Financing Activities	62,897	75,220
Net Movement in Cash and Cash Equivalents	$(205)	$244

Operating Activities

During the year ended December 31, 2020, we had a net loss of $134,185 an increase in prepaid expenses of $3,250, an increase in accounts payable of $4,076 and an increase in accruals – related parties of $70,257 resulting in net cash of ($63,102) being used in operations.

During the period ended December 31, 2019, we had a net loss of ($227,342) which included $75,500 in stock-based compensation, a decrease in accounts payable of ($24) and an increase in accrued expenses – related parties of $76,890 resulting in net cash of ($74,976) being used in operations.

Investing Activities

During the years ended December 31, 2020 and 2019, we had no investing activities.

Financing Activities

During the year ended December 31, 2020, we received $62,897 by way of loan from one of our directors and officers resulting in a total of $62,897 generated from financing operations.

During the year ended December 31, 2019, we received $65,620 by way of loan from one of our directors and officers, $10,000 from the sale of preferred stock and paid off our $400 overdrawn bank account resulting in a total of $75,220 generated from financing operations.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to become a profitable real estate development company seeking to develop or redevelop residential, commercial or mixed used properties. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

58

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 3 of our Financial Statements on page F-21. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future.

Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Share-based Compensation

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the equity instruments issued in accordance with ASC 718, “Compensation - Stock Compensation.” Measurement date for non-employees is the grant date of the stock-based compensation. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Recently Issued Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

Operational Budget

Our Operational Budget in the next year is as follows:

	100%	75%	50%	25%
Real estate (1)	$10,500,000	$7,875,000	$5,300,000	$2,625,000
Debt payoff	300,000	225,000	150,000	125,000
Acquisitions of land	1,200,000	875,000	600,000	200,000
General & Administrative	600,000	500,000	350,000	250,000
Working capital	825,000	600,000	300,000	150,000
Commissions and non-accountable expenses	1,500,000	1,125,000	750,000	375,000
Placement costs	75,000	50,000	50,000	25,000
Total Offering Proceeds	$15,000,000	$11,250,000	$7,500,000	$3,750,000

(1)       Acquisition costs and development for projects (including infrastructure).

The Company may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. We have not recognized revenues from our operational activities.

Based on our current cash reserves of approximately $500 as of June 16 , 2021, we do not have the cash for the operational budget going forward.  If we are unable to generate enough revenue, to cover our operational costs, we will need to seek additional sources of funds.  Currently, we have no committed source for any funds as of date hereof.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

59

The independent registered public accounting firm’s report on our financial statements as of December 31, 2020, includes a “going concern” explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

PART III – EXHIBITS

The following exhibits are referenced and incorporated into this Form 1-A:

Exhibit No.	Description of Document

1A-2A	Certification of Incorporation - Delaware - Stratus Capital Corp. – 4.13.18 (1)
1A-2B	Bylaws (1)
1A-2A(i)	Certificate of Designation of Series A Preferred Super Majority Voting Stock (1)
1A-2A(ii)	Stratus Capital Corp. 2019 Stock Option and Award Plan (1)
1A-2A(iii)	Certificate of Designation of Series B Preferred 10% Cumulative Dividend Convertible Stock (2)
1A-2A(iv)	Amended Certificate of Designation of Series A Preferred Super Majority Voting Stock (2)
6.1	Agreement and Plan of Merger and Reorganization into Holding Company Structure – Ashcroft Homes Merger Corp., Ashcroft Operations, Inc. and Stratus Capital Corp. (1)
6.2	Richard O. Dean Employment Agreement (1)
6.3	Pedro C. Gonzalez Employment Agreement (1)
6.4	Richard O. Dean Revised Employment Agreement (1)
6.5	Pedro C. Gonzalez Revised Employment Agreement (1)
6.6	Securities Purchase Agreement dated October 28, 2020 (3)
6.7	Amendment to Securities Purchase Agreement (3)
6.8	Promissory Note (3)
6.9	Engagement Agreement with CIM Securities, LLC (3)
6.10	Form of Warrant (4)
6.11	Amended Form of Warrant
11	Consent of Pinnacle Accountancy Group of Utah
12	Opinion of Christen Lambert, Attorney at Law

_______________

(1)	Incorporated by reference from the exhibits included in the Company's Form 10 filed with the Securities and Exchange Commission (www.sec.gov), dated September 9, 2019.

(2)	Incorporated by reference from the exhibits included in the Company's Form 1-A filed with the Securities and Exchange Commission (www.sec.gov), dated January 15, 2021.

(3)	Incorporated by reference from the exhibits included in the Company's Form 10-K filed with the Securities and Exchange Commission (www.sec.gov), dated March 31, 2021.

(4)	Incorporated by reference from the exhibits included in the Company's Form 1-A/A filed with the Securities and Exchange Commission (www.sec.gov), dated May 5, 2021.

60

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 16 , 2021.

(Exact name of issuer as specified in its charter):	Stratus Capital Corp.

By (Signature and Title):	/s/ Pedro C. Gonzalez
Pedro C. Gonzalez, CEO (Principal Executive Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Pedro C. Gonzalez

(Title):	Pedro C. Gonzalez, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

(Date):	June 16 , 2021

/s/ Pedro C. Gonzalez	/s/ Richard O. Dean
Pedro C. Gonzalez, Director	Richard O. Dean, Director

61

EXHIBIT A

SUBSCRIPTION DOCUMENTS

62

STRATUS CAPITAL CORP.

a Delaware Corporation

1,500,000 Shares of Series B Preferred 10% Cumulative Dividend Convertible Stock

at $10.00 Per Share for a total of $15,000,000

Minimum Investment: 2,500 Series B Preferred Shares ($25,000)

INSTRUCTIONS FOR SUBSCRIPTION

To Subscribe

1.	Subscription Agreement

Please execute the signature page and return with the Purchaser Questionnaire.

2.	Purchaser Questionnaire

Please complete and return with your executed Subscription Agreement.

3.	Please make check payable to: Stratus Capital Corp.

4.	Please mail subscription documents and checks to:

Stratus Capital Corp.

Attn: Jack Myers

6898 S. University Blvd, Suite 270

Centennial, CO 80122

1

SUBSCRIPTION AGREEMENT

Name of Investor: _____________________________________________

(Print)

Pedro C. Gonzalez, CEO

Stratus Capital Corp.

Re: STRATUS CAPITAL CORP. – 1,500,000 Shares of Series B Preferred 10% Cumulative Dividend Convertible Stock (the “Series B Preferred Shares”)

Gentlemen:

1.       Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Series B Preferred 10% Cumulative Dividend Convertible Shares (“Series B Preferred”) in Stratus Capital Corp., a Delaware corporation (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Series B Preferred Share is ten dollars ($10.00), payable in cash in full upon subscription. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Series B Preferred Shares. The undersigned understands that the Series B Preferred Shares are being offered pursuant to the Offering Circular, dated June 16 , 2021 and its exhibits (the “Offering Circular”). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information contained in the Purchaser Questionnaire is complete and accurate and presents a true statement of the undersigned’s financial condition.

2.       Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i)                  The undersigned has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested.

(ii)                The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

(iii)              The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for themselves. The undersigned has adequate financial resources for an investment of this character, and at this time he/she could bear a complete loss of his or her investment without a change in lifestyle. The undersigned understands that any projections which may be made in the Offering Circular are mere estimates and may not reflect the actual results of the Company’s operations.

(iv)               The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Series B Preferred Shares.

2

(v)                The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Series B Preferred Shares are “covered securities” under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Series B Preferred Share unless such Series B Preferred Share has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi)               The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned’s net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or the undersigned is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (see the attached Purchaser Questionnaire), or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an “accredited investor.”

(vii)             The undersigned has no need for any liquidity in his/her investment and is able to bear the economic risk of their investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is a limited public market for the Series B Preferred Shares and a public market for the Series B Preferred Shares may not continue to develop; (b) it may not be possible to liquidate the investment readily; and (c) the Series B Preferred Shares have not been registered under the 1933 Act and applicable state law and an exemption from registration for resale may not be available.

(viii)           All contacts and contracts between the undersigned and the Company regarding the offer and sale to him or her of Series B Preferred Shares have been made within the state indicated below his or her signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix)               The undersigned has relied solely upon the Offering Circular and independent investigations made by them or their purchaser representative with respect to the Series B Preferred Shares subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned.

(x)                The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi)               The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii)             If the undersigned is a partnership, corporation or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Series B Preferred Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Series B Preferred Shares are valid, binding and enforceable agreements of the undersigned.

(xiii)           The undersigned meets any additional suitability standards and/or financial requirements which may be required in the jurisdiction in which he/she resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor.

(xiv)           Issuer-Directed Offering; No Underwriter.  The undersigned acknowledges and agrees that CIM Securities, LLC has been engaged to serve as an accommodating broker-dealer and Placement Agent and to provide placement services. The undersigned acknowledges that CIM Securities, LLC is distributing the Offering Circular but is not making any oral representations concerning the Offering. CIM Securities, LLC has conducted limited due diligence on this Offering, but the undersigned should not rely solely on CIM Securities, LLC involvement in this Offering.

3

3.       Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, Shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned’s representations and warranties herein or in the Purchaser Questionnaire being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 3 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Series B Preferred Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 3 of this Subscription Agreement.

4.       Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, they will certify that their taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), they are not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Series B Preferred Shares.

5.       Foreign Investors. The undersigned hereby represents and warrants that the undersigned is not (i) named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, (iv) a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, (v) a person who owns more than fifteen percent (15%) of its assets in Sanctioned Countries, or (vi) a person who derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

6.       Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Colorado. The venue and jurisdiction for any legal action under this Agreement will be in the proper forum in the U.S. District Court in Denver, Colorado.

7.       Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Series B Preferred Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

(Remainder of page left blank intentionally)

4

The undersigned has (have) executed this Subscription Agreement on this day of _____________________, 20__, at ___________________.

SUBSCRIBER (1)

_____________________________________

Signature

_____________________________________

(Print Name of Subscriber)

_____________________________________

(Street Address)

_____________________________________

(City, State and Zip Code)

_____________________________________

(Social Security or Tax Identification Number)

SUBSCRIBER (2)

_____________________________________

Signature

_____________________________________

(Print Name of Subscriber)

_____________________________________

(Street Address)

_____________________________________

(City, State and Zip Code)

_____________________________________

(Social Security or Tax Identification Number)

Number of Series B Preferred Shares ____________

Dollar Amount of Series B Preferred Shares (At $10.00 per Share) ____________________________

PLEASE MAKE CHECKS PAYABLE TO: “STRATUS CAPITAL CORP.”

MANNER IN WHICH TITLE IS TO BE HELD:

/_/ Community Property*	/_/ Individual Property
/_/ Joint Tenancy With Right of Separate Property Survivorship*	/_/ Separate Property
/_/ Corporate or Fund Owners **	/_/ Tenants-in-Common*
/_/ Pension or Profit Sharing Plan	/_/ Tenants-in-Entirety*
/_/ Trust or Fiduciary Capacity (trust documents must accompany this form)	/_/ Keogh Plan
/_/ Fiduciary for a Minor	/_/ Individual Retirement Account
* Signature of all parties required ** In the case of a Fund, state names of all partners.	/_/ Other (Please indicate) ______________________________________

SUBSCRIPTION ACCEPTED:

STRATUS CAPITAL CORP.

By:
Pedro C. Gonzalez, CEO	DATE

5

STRATUS CAPITAL CORP.

PURCHASER QUESTIONNAIRE

Pedro C. Gonzalez, CEO

Stratus Capital Corp.

Re: STRATUS CAPITAL CORP.

Gentlemen:

The following information is furnished to you in order for you to determine whether the undersigned is qualified to purchase shares of Series B Preferred 10% Cumulative Dividend Convertible Stock (the “Series B Preferred Shares”) in the above referenced Company pursuant to Section 3(b) of the Securities Act of 1933, as amended (the “Act”), Regulation A promulgated thereunder, and appropriate provisions of applicable state securities laws. I understand that you will rely upon the following information for purposes of such determination, and that the Series B Preferred Shares will not be registered under the Act in reliance upon the exemption from registration provided by Section 3(b) of the Act, Regulation A, and appropriate provisions of applicable state securities laws.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish that the proposed offer and sale of the Series B Preferred Shares is exempt from registration under the Act or meets the requirements of applicable state securities laws.

I hereby provide you with the following representations and information:

1. Name: ____________________________________________________________________________

2. Residence Address & Telephone No: _____________________________________________________

3. Mailing Address: ____________________________________________________________________

3a. Email Address:______________________________________________________________________

4. Employer and Position: _______________________________________________________________

5. Business Address & Telephone No: ______________________________________________________

6. Business or Professional Education & Degree: ______________________________________________

6

7.       Prior Investments of Purchaser:

Amount (Cumulative) $ ______________________ (initial appropriate category below):

Capital Stock:	/_/ None (Initial)	/_/ Up to $50,000 (Initial)	/_/ $50,000 to $250,000 (Initial)	/_/ Over $250,000 (Initial)
Bonds:	/_/ None (Initial)	/_/ Up to $50,000 (Initial)	/_/ $50,000 to $250,000 (Initial)	/_/ Over $250,000 (Initial)
Other:	/_/ None (Initial)	/_/ Up to $50,000 (Initial)	/_/ $50,000 to $250,000 (Initial)	/_/ Over $250,000 (Initial)

8. Based on the definition of an “Accredited Investor” which appears below, I assert that I am an “Accredited Investor”:

/_/ Yes              /_/ No

(initial appropriate category)

I understand that the representations contained in this section are made for the purpose of qualifying me as an accredited investor as the term is defined by the Securities and Exchange Commission for the purpose of selling securities to me. I hereby represent that the statement or statements initialed below are true and correct in all respects. I am an Accredited Investor because I fall within one of the following categories (initial appropriate category):

/_/    A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, not including the value of the person’s primary residence;

/_/    A natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year;

/_/    My spouse and I have had joint income for the most two recent years in excess of $300,000 and we expect our joint income to be in excess of $300,000 for the current year;

/_/    Any organization described in Section 501(c)(3) of the Internal Revenue Code, or any corporation, Massachusetts Business Trust or Fund not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

/_/    A bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; insurance company as defined in Section 2(12) of the Securities Act, investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(1)(48) of that Act; or Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

/_/    A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

/_/    An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is to be made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000;

/_/    An entity in which all of the equity owners are Accredited Investors under the above paragraph.

7

/_/    Natural persons with Series 7, 65 or 82 securities licenses (with the reserved ability to add others by order who hold certain professional certifications and designations, or other verifiable credentials issued by an accredited educational institution, excluding doctors, lawyers, CPAs and finance professionals who do not already meet the income or net worth requirements).

/_/    A “knowledgeable employee” of a private fund for the purpose of investing in the fund.

/_/    “Spousal equivalents” may pool their finances for the purpose of qualifying as accredited investors.

/_/    “Limited liability companies with at least $5 million in assets may be accredited investors, Securities and Exchange Commission or state registered investment advisers, exempt reporting advisers, and rural business investment companies.

/_/    Any entity, including Native American Tribes, governmental bodies, funds and entities organized under the laws of foreign countries, that own “investments” as defined in Rule 2a51-1(b) under the Investment Company Act of 1940, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered and “Family offices” with at least $5 million in assets under management and their “family clients” as each term is defined in the Investment Advisers Act of 1940.

As used in this document the term "net worth" means the excess of total assets over total liabilities, excluding value of primary residence. In determining income, an investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

9. Financial Information:

(a)	My net worth (not including the net value of my primary residence) is

$_________________

(b)	My gross annual income during the preceding two years was:

$_________________ (2019)

$_________________ (2020)

(c)	My anticipated gross annual income in 2021 is $___________.

(d)

(1) /_/ (initial here) I have such knowledge and experience in financial, tax and business matters that I am capable of utilizing the information made available to me in connection with the offering of the Series B Preferred Shares to evaluate the merits and risks of an investment in the Series B Preferred Shares, and to make an informed investment decision with respect to the Series B Preferred Shares. I do not desire to utilize a Purchaser Representative in connection with evaluating such merits and risks. I understand, however, that the Company may request that I use a Purchaser Representative.

(2) /_/ (initial here) I intend to use the services of the following named person(s) as Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the Series B Preferred Shares and hereby appoint such person(s) to act as my Purchaser Representative(s) in connection with my proposed purchase of Series B Preferred Shares.

List name(s) of Purchaser Representative(s), if applicable. __________________________________

10. Except as indicated below, any purchases of the Series B Preferred Shares will be solely for my account, and not for the account of any other person or with a view to any resale or distribution thereof.

8

11. I represent to you that the information contained herein is complete and accurate and may be relied upon by you. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages. I will notify you immediately of any material change in any of such information occurring prior to the closing of the purchase of Series B Preferred Shares, if any, by me.

Name (Please Print): _________________________________________________________________

Signature __________________________________________________________________________

Telephone Number ___________________________________________________________________

Social Security or Tax I.D. Number ______________________________________________________

Executed at: ________________________________________________________________________

on this ________ day of _________________________________, 20________

9